                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED BY
                                               RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          UNIGRAPHICS SOLUTIONS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             [LOGO OF UNIGRAPHICS]
                             13736 RIVERPORT DRIVE
                       MARYLAND HEIGHTS, MISSOURI 63043

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 19, 2000

   The Annual Meeting of Stockholders of Unigraphics Solutions Inc. ("UGS") will be held at the Sheraton Plaza Tower Hotel, 900 West Port Plaza, St. Louis, Missouri 63146, on May 19, 2000 at 11:00 a.m., Central Time. The purpose of the meeting is to consider and act upon the following matters:

  1. To elect three Class II directors for a three-year term;

  2. To approve the Unigraphics Solutions Inc. 2000 Incentive Plan;

  3. To approve the Unigraphics Solutions Inc. Executive Deferral Plan;

  4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The record date for the annual meeting is March 24, 2000. Only stockholders of record at the close of business on that date can vote at the meeting.

                                       By Order of the Board of Directors

                                       J. Randall Walti
                                       Vice President, General Counsel
                                       and Secretary

April 7, 2000

Whether or not you intend to be present at the meeting, please promptly mark, sign, date and return the accompanying proxy. A return envelope is enclosed for your convenience.

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 2000

   The Board of Directors of Unigraphics Solutions Inc. is soliciting proxies to be used at the 2000 Annual Meeting of Stockholders (the "Meeting"). This Proxy Statement and the form of proxy will be mailed to stockholders on or about April 7, 2000. References in this Proxy Statement to "UGS", the "Company" or "we" are to Unigraphics Solutions Inc. References to "EDS" are to Electronic Data Systems Corporation, our principal stockholder. The address of UGS' principal executive offices is 13736 Riverport Drive, Maryland Heights, Missouri 63043.

Who Can Vote

   Record holders of UGS common stock at the close of business on March 24, 2000 may vote at the Meeting. On that date, 5,045,941 shares of Class A Common Stock and 31,265,000 shares of Class B Common Stock were outstanding. Each share of Class A Common Stock is entitled to cast one vote while each share of Class B Common Stock is entitled to 10 votes on all matters submitted to a vote of stockholders. Holders of Class A Common Stock are generally entitled to vote with the holders of Class B Common Stock as one class on all matters as to which the holders of Class B Common Stock are entitled to vote.

How You Can Vote

   If you return your signed proxy before the Meeting, we will vote your shares as you direct. You can specify whether your shares should be voted for all, some, or none of the nominees for director. You can also specify whether you approve, disapprove, or abstain from each of the other proposals.

   If you participate in the UGS Employee Stock Purchase Plan or the UGS Stock Fund under the UGS 401(k) Plan, you will receive one proxy with respect to all shares registered in the same name. If your accounts are not registered in the same name, you will receive a separate proxy with respect to your individual plan shares.

   THE ENCLOSED PROXY/VOTING INSTRUCTION CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AND DEEMED AN INSTRUCTION TO THE PROXIES OR VANGUARD (AS DEFINED BELOW), AS THE CASE MAY BE, TO VOTE IN THE MANNER DIRECTED HEREIN BY YOU. IF NO DIRECTION IS MADE, THE PROXY/VOTING INSTRUCTION CARD WILL BE VOTED, OR WITH RESPECT TO SHARES HELD IN THE UGS 401(K) PLAN, THE PROXY/VOTING INSTRUCTION CARD WILL BE DEEMED AN INSTRUCTION TO VOTE, FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES OR VANGUARD, AS THE CASE MAY BE, IN A MANNER AS THE PROXIES OR VANGUARD, IN THEIR SOLE DISCRETION, DEEM APPROPRIATE WITH RESPECT TO ANY OTHER MATTER OR PROPOSAL PROPERLY BROUGHT BEFORE THIS ANNUAL MEETING (AND ANY ADJOURNMENT OR POSTPONEMENTS THEREOF) FOR A VOTE OF THE SHAREHOLDERS.

   Shares of Class A Common Stock held in the UGS 401(k) Plan will be voted by Vanguard Fiduciary Trust Company ("Vanguard") as trustee of the UGS 401(k) Plan. Participants in the UGS 401(k) Plan should indicate their voting instructions for each action to be taken under proxy. All voting instructions from the UGS 401(k) Plan participants will be kept confidential. If the participant fails to sign or to return the enclosed proxy/voting instruction card, the shares allocated to such participant will be voted in accordance with the pro rata vote of the participants who did provide instructions, unless such participants otherwise elect not to have his or her directions so apply.

   As noted above, if you do not specify on your proxy card how you want to vote your shares, we will vote them "For" the election of all nominees for director as set forth under "Election of Directors" below; "For" the approval of the Unigraphics Solutions Inc. 2000 Incentive Plan as set forth under Proposal 2 below, and "For" the approval of the Unigraphics Solutions Inc. Executive Deferral Plan as forth under Proposal 3 below. All instructions must be received prior to May 15, 2000 in order to be counted.

Revocation of Proxies

   You can revoke your proxy at any time before it is exercised in any of the following three ways:

     1. by submitting written notice of revocation to the Secretary of UGS;

     2. by submitting another proxy that is properly signed and later dated;
  or

     3. by voting in person at the Meeting.

Required Votes

   The holders of a majority of the voting power of the outstanding shares of UGS entitled to vote generally in the election of directors, who are either present in person or represented by proxy at the Meeting, will constitute a quorum for the transaction of business at the Meeting. The election of directors requires a plurality of the votes cast. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Meeting. For each other proposal, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at a meeting of the stockholders of the Company and entitled to vote on the proposal will be required for approval. Accordingly, abstentions will have the effect of votes against the proposal.

   EDS is the beneficial owner of approximately 98.4% of the outstanding voting power of the UGS shares. As a result, EDS has the power to elect the three nominees for director, to approve the Unigraphics Solutions Inc. 2000 Incentive Plan and to approve the Unigraphics Solutions Inc. Executive Deferral Plan. EDS has indicated that it will vote its shares in accordance with the recommendations of the Board of Directors.

Other Matters To Be Acted Upon At The Meeting

   We do not know of any other matters to be presented or acted upon at the Meeting. If any other matter is presented at the Meeting on which a vote may properly be taken, the shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting those shares.

Expenses of Solicitation

   The cost of soliciting proxies will be paid by UGS. In addition to solicitation by mail, proxies may be solicited in person or by telephone, facsimile transmission or other means of electronic communication by directors, officers or employees of UGS, without extra compensation. We have retained Corporate Investor Communications, Inc. to assist in the distribution of proxy materials to beneficial holders of shares held in street name. We may also reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and obtaining their instructions.

                       PROPOSAL 1: ELECTION OF DIRECTORS

   Our Certificate of Incorporation provides for three classes of directors to be as equal in number as possible. Each class serves a three year term, with one class elected each year. Currently, the Board of Directors is comprised of eight members. The three Class II directors whose terms expire at this Meeting are J. Davis Hamlin, Richard L. deNey, and William P. Weber. The Board of Directors has nominated these persons for election as Class II directors. If elected, each director will serve until the annual meeting in 2003 or until he is succeeded by another qualified director who has been elected. All other directors will continue in office until the expiration of the terms of their classes at the annual meeting in 2001 or 2002, as the case may be.

   We will vote your shares as you specify on the enclosed proxy form. If you sign, date and return the proxy form but do not specify how you want your shares voted, we will vote them FOR the election of the three nominees listed below. If due to unforeseen circumstances (such as death or disability) a nominee should become unavailable for election, the Board may either reduce the number of directors or substitute another person for the nominee, in which event your shares will be voted for that other person.

   The Board of Directors held five meetings in 1999. All directors, except Mr. Chiapparone, attended at least 75% of the meetings of the Board of Directors and the committees thereof of which they are members. Mr. Chiapparone was elected to the Board on October 21, 1999 to replace Gary B. Moore who had resigned. Mr. Chiapparone was unable to attend the October 21, 1999 Board Meeting, which was the last 1999 Board Meeting.

   The following information regarding the nominees for director and each current director continuing in office is as of March 1, 2000.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR
DIRECTOR.

Nominees for Directors for Three Year Term Expiring in 2003

  Richard L. deNey, 50

  Mr. deNey has been Senior Vice President of EDS, responsible for strategic planning and business development, since August 1999. From January 1995 to August 1999, Mr. deNey was Executive Vice President of Corporate Strategy and Development at Borden, Inc. Prior to that time, Mr. deNey had served in various management positions at several investment banking firms. Mr. deNey has been Vice Chairman and director of UGS since October 1999.

  J. Davis Hamlin, 67

  Mr. Hamlin retired from EDS as Senior Vice President and director in June 1994, which positions he held since 1987. He served as Chief Financial Officer of EDS from April 1986 to November 1990 and continued to oversee EDS' financial planning, administration and investor relations through December 1991. Mr. Hamlin joined EDS in 1966 and served in numerous management capacities. Mr. Hamlin has served as a director of UGS since June 1998.

  William P. Weber, 59

  Mr. Weber served in various capacities with Texas Instruments Incorporated from 1962 until his retirement in April 1998. From December 1986 until December 1993, he served as the President of Texas Instrument's worldwide semiconductor operations; and from December 1993 until his retirement in April 1998, he served as Vice Chairman of Texas Instruments. He held a number of executive positions in TI's semiconductor, international, defense, digital systems, consumer, materials, and controls businesses. He is a director of Micron Technology, Inc. He has served as a director of UGS since June 1998.

Members of the Board Continuing in Office

Term Expiring in 2001

  Jeffrey M. Heller, 60

  Mr. Heller has been President and Chief Operating Officer of EDS since June 1996 and was a Senior Vice President from 1984 until June 1996. He joined EDS in 1968 and has served in numerous technical and management capacities. Mr. Heller is a director of EDS, Mutual of Omaha and Trammell Crow Company. Mr. Heller has served as Chairman of UGS since January 1999.

  Leo J. Thomas, 63

  Dr. Thomas retired in May 1996 from Eastman Kodak Company, a manufacturer of imaging products. From September 1994 to May 1996, he held the position of Executive Vice President, and from September 1991 to September 1994 he was Group Vice President of Eastman Kodak Company. Dr. Thomas has been a director of UGS since June 1998.

Term Expiring in 2002

  John A. Adams, 45

  Mr. Adams has been Vice President and Corporate Controller of EDS since August 1998 and prior to that time had been Controller of its Financial Planning and Reporting organization since 1994. As such he was responsible for corporate level internal and external financial reporting and planning, as well as the management of the Shared Financial Services Group and the financial oversight of a number of EDS business units. Mr. Adams joined EDS in 1985 and his previous positions in EDS include Controller, the Americas, and Controller, International Operations. Mr. Adams has served as a director of UGS since June 1998.

  Paul J. Chiapparone, 60

  Mr. Chiapparone has been an Executive Vice President of EDS since 1996 and prior to that time had been a Senior Vice President since April 1986. He has responsibility for EDS' global business units supporting the General Motors Corporation account. Mr. Chiapparone joined EDS in 1966 and has served in numerous management capabilities. He has been director of UGS since October 1999.

  John J. Mazzola, 56

  Mr. Mazzola was appointed President and Chief Executive Officer of UGS on January 1, 1998. From 1992 to December 1997, he served as the President of the Unigraphics division of EDS. Prior to 1992, Mr. Mazzola served as President of McDonnell Douglas Systems Integration ("MDSI"), the predecessor to the Unigraphics division of EDS, where he held numerous positions, including Vice President of Manufacturing and Engineering, Director of Marketing, Vice President of Check Card Systems and Vice President of Research and Development. Mr. Mazzola has served as a director of UGS since June 1998.

Committees of the Board of Directors

   Audit Committee: The Audit Committee is composed of Leo J. Thomas (Chairman), J. Davis Hamlin and William P. Weber. It was formed in June 1998 in connection with the Company's initial public offering and met four times in 1999. Its function is to review and recommend the selection of independent auditors, the fees to be paid to such auditors, the adequacy of the audit and accounting procedures of UGS and such other matters as may be specifically delegated to the Audit Committee by the Board of Directors.

   Compensation Committee: The Compensation Committee is composed of William
P. Weber (Chairman) and Leo J. Thomas, none of whom are employees or officers of UGS or EDS. It was formed in June 1998 in connection with the Company's initial public offering and met five times in 1999. It administers management incentive compensation plans, including the 1998 and 1999 Incentive Plans, and establishes the management remuneration policies of UGS, including salary rates and fringe benefits of elected officers, other remuneration plans such as incentive compensation, deferred compensation and stock option plans, directors' compensation and benefits and such other matters as may be specifically delegated to it by the Board of Directors. The Compensation Committee also serves as the nominating committee.

   The Compensation Committee will consider director nominee recommendations by stockholders who write to J. Randall Walti, Secretary, providing the name and a detailed biography of each prospective nominee. In January or February each year, the Compensation Committee expects to consider nominees for directors to be elected at the Company's next Annual Meeting of Stockholders. Therefore, in order to be considered for nomination by the Board of Directors and inclusion in the Company's proxy statement, prospective nominee recommendations should be received by the Secretary prior to the last week of December of the preceding calendar year. See "Stockholder Proposals for 2001 Annual Meeting" for description of bylaw procedures governing stockholder nominations.

   Executive Committee: The Executive Committee is composed of Jeffrey M. Heller (Chairman), John J. Mazzola and Richard L. deNey. It was formed in June 1998 in connection with the Company's initial public offering and did not formally meet in 1999. It has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of UGS, with the exception of such powers and authority as may be specifically reserved to the Board by law or by resolution adopted by the Board of Directors.

Director Compensation

   A director who is also an employee of UGS or EDS is not entitled to any additional compensation for serving as a director. Each non-employee director of UGS receives an annual retainer for Board of Directors and committee service of $20,000, a fee of $3,500 for serving as a committee chairman, a fee of $1,000 for attending each meeting of the Board of Directors or a Board committee and reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at any such meeting.

   In addition, pursuant to the Unigraphics Solutions Inc. 1998 Incentive Plan (the "Incentive Plan") each non-employee director receives, on an annual basis, options to purchase 3,000 shares of Class A Common Stock with a ten year term and an exercise price equal to the fair market value of the Class A Common Stock on the date of grant. Such options become exercisable in increments of one-third of the total number of shares subject thereto on the first, second and third anniversaries of the date of grant. All unvested options granted to a non-employee director will be forfeited if he or she resigns from the Board of Directors without the consent of a majority of the other directors.

   A non-employee director may make an annual election to receive, in lieu of all or any portion of the director's fees he or she would otherwise receive in the next year (including both annual retainer and meeting fees), a number of options equal to the product of (x) three times (y) a fraction the numerator of which is equal to the dollar amount of fees the director elects to forego in the next year in exchange for options and the denominator of which is equal to the fair market value of Class A Common Stock on the date of the election. The terms of the options received by a non-employee director pursuant to such election will be the same as for options automatically granted. All non-employee directors have elected to participate in this plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires UGS' directors and executive officers, and persons who own beneficially more than ten percent (10%) of the common stock of UGS, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of all filed reports are required to be furnished to UGS pursuant to Section 16(a). Based solely on the reports received by UGS and on written representations from reporting persons, UGS believes that the directors, executive officers, and greater than ten percent (10%) beneficial owners complied with all applicable filing requirements during the fiscal year ended December 31, 1999.

                           OWNERSHIP OF COMMON STOCK

   The table below sets forth certain information with respect to the beneficial ownership as of March 2, 2000, to the extent known to UGS, of (1) the Class A Common Stock and Class B Common Stock of UGS by each beneficial owner of more than 5% of the outstanding shares of either the Class A Common Stock or the Class B Common Stock of UGS and (2) the outstanding shares of Class A Common Stock and Class B Common Stock of UGS and the common stock of EDS by (i) each director of UGS, (ii) each executive officer named in the Summary Compensation Table and (iii) all executive officers and directors of UGS as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                                    Beneficial Ownership
                          -------------------------------------------------------------------------
                          UGS Class A Common Stock   UGS Class B Common Stock    EDS Common Stock
                          ------------------------- -------------------------- --------------------
                                            Percent                    Percent              Percent
                          Number of Percent of UGS    Number   Percent of UGS   Number of   of EDS
                           Shares   of UGS  Voting      of     of UGS  Voting     Shares    Common
Name of Beneficial Owner   (f)(g)   Class A  Power    Shares   Class B  Power  (h)(i)(j)(k)  Stock
------------------------  --------- ------- ------- ---------- ------- ------- ------------ -------
Electronic Data Systems
 Corporation (a)........        --    --      --    31,265,000   100%   98.4%
Westport Asset
 Management, Inc. (b)...  1,352,600  26.8%    .43%         --    --      --
FMR Corp. (c)...........    520,000  10.3%    .16%         --    --      --
Wellington Management
 Company, LLP (d).......    376,100   7.5%    .12%         --    --      --
The Hartford Mutual
 Funds, Inc. (e)........    376,100   7.5%    .12%         --    --      --
John A. Adams...........      1,000    *       *           --    --      --       44,879        *
Anthony J. Affuso.......     88,214   1.7%     *           --    --      --        6,375        *
Douglas E. Barnett......     45,926    *       *           --    --      --           81        *
Paul J. Chiapparone.....      4,000    *       *                                 202,119        *
Richard L. deNey........      1,000    *       *                                   1,084        *
James Duncan............     36,667    *       *           --    --      --        1,468        *
J. Davis Hamlin.........      3,000    *       *           --    --      --        9,797        *
Jeffrey M. Heller.......        -0-    *       *           --    --      --      474,608        *
Dennis P. Kruse.........     36,667    *       *           --    --      --        1,815        *
John J. Mazzola.........    106,426   2.1%     *           --    --      --        8,016        *
Dr. Leo J. Thomas.......      6,000    *       *           --    --      --          -0-        *
William P. Weber........      9,000    *       *           --    --      --          -0-        *
All directors and
 executive officers as a
 group (17 persons).....    448,133   8.9%    .14%         --    --      --      764,960        *

--------
(a) EDS exercises sole voting and dispositive power over the shares of Class B Common Stock held by it. The address of EDS is 5400 Legacy Drive, Plano, Texas 75024. Mr. Heller is also a director and executive officer of EDS. Messrs. Adams, Chiapparone and deNey are also executive officers of EDS. Mr. Hamlin is a former director and executive officer of EDS. These individuals disclaim beneficial ownership of the shares of Class B Common Stock beneficially owned by EDS.
(b) Based on Schedule 13G dated February 16, 2000. Westport Asset Management, Inc. reports sole voting and dispositive power over 347,100 shares of Class A Common Stock and shared voting power over 776,100 shares and shared dispositive power over 1,005,500 shares of Class A Common Stock. Westport Advisers LLC, 50% of which is owned by Westport Asset Management, Inc., is the beneficial owner of the 776,100 shares of Class A Common Stock as to which Westport Asset Management has shared voting power as a result of acting as an investment manager of The Westport Funds, mutual funds which hold shares of Class A Common Stock in the ordinary course of business. The address of Westport Asset Management, Inc. is 253 Riverside Avenue, Westport, Connecticut 06880.
(c) Based on Amendment 2 to Schedule 13G dated February 14, 2000. FMR Corp. reports sole dispositive power over 520,000 shares of Class A Common Stock. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 520,000 shares of Class A Common Stock as a result of acting as investment adviser to various investment companies. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 520,000 shares, or 10.3%, of the Class A Common Stock. Edward C. Johnson 3rd, FMR Corp., through its control of Fidelity, and the funds have sole power to dispose of 520,000 shares of Class A Common Stock. Voting power resides in the Board of Trustees of the various funds. Members of the Edward C. Johnson 3rd family, including Edward C. Johnson 3rd and Abigail Johnson, are the predominant owners of voting power of FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(d) Based on Amendment 2 to Schedule 13G dated February 9, 2000. Wellington Management Company, LLP reports shared voting and dispositive power over 376,100 shares of Class A Common Stock, in its capacity as investment adviser to various clients. No such client was known to have the right or power to direct the receipt of dividends or sale proceeds with respect to more than 5% of the class except The Hartford Capital Appreciation Fund, Inc. See note (e). The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.
(e) See note (d). Based on Amendment 1 to Schedule 13G dated February 11, 2000. The Hartford Mutual Funds, Inc. reports on behalf of The Hartford Capital Appreciation Fund shared voting and dispositive power over 376,100 shares of Class A Common Stock. The address of The Hartford Mutual Funds, Inc. is 200 Hopmeadow Street, Simsbury, CT 06070.
(f) Amounts reported include shares of UGS Class A Common Stock which may be acquired on or before May 1, 2000 through the exercise of stock options as follows: Mr. Affuso--75,000 shares; Mr. Barnett--45,000 shares; Mr. Duncan--36,667 shares; Mr. Hamlin--1,000 shares; Mr. Kruse--36,667 shares; and Mr. Mazzola--105,001 shares; Mr. Thomas--1,000 shares; Mr. Weber-- 1,000 shares; and all directors and executive officers as a group--400,673 shares.
(g) Amounts reported include UGS Class A Common Stock allocated to accounts under UGS' 401(k) Plan as follows: Mr. Mazzola--124 shares; Mr. Affuso-- 4,741 shares; and all directors and executive officers as a group--4,865 shares.
(h) Excludes unvested restricted stock units granted under the EDS Incentive Plan (and its predecessor) as follows: Mr. Adams--32,500 units; Mr. Affuso--6,700 units; Mr. Duncan--3,750 units; Mr. Heller--425,000 units; Mr. Kruse--3,750 units; Mr. Mazzola--8,400 units and all directors and executive officers as a group--722,510 units.
(i) Amounts reported include compensation deferrals invested in EDS Common Stock under employee compensation deferral plans as follows: Mr. Affuso-- 3,853 shares; Mr. Barnett--81 shares; Mr. Chiapparone--80 shares; Mr. deNey--1,084 shares; Mr. Heller--62,253 shares; Mr. Kruse--63 shares; Mr. Mazzola--71 shares; and all directors and executive officers as a group-- 67,702 shares.
(j) Excludes unvested stock options granted under the EDS Performance Share Plan as follows: Mr. Adams--659 options; Mr. Affuso--363 options; Mr. Duncan--341 options; Mr. Kruse--550 options; Mr. Mazzola--783 options; and all directors and executive officers as a group--4,181 options.
(k) Amounts reported include shares of EDS Common Stock which may be acquired on or before May 1, 2000 through the exercise of stock option shares as follows: Mr. Adams--30,659 shares; Mr. Affuso--363 shares; Mr. Chiapparone--40,000 shares; Mr. Duncan--341 shares; Mr. Kruse--550 shares; Mr. Heller--120,000 shares; Mr. Mazzola--783 shares; and all directors and executive officers as a group--194,181 shares.
   *None of the persons listed above beneficially own in excess of 1% of the common stock of UGS or EDS.

                            EXECUTIVE COMPENSATION

Report of Compensation Committee on Executive Compensation

   The Compensation Committee of the Board of Directors (the "Committee") is comprised of the two non-employee directors of the Company. Among other duties, the Committee is responsible for establishing and administering compensation programs for UGS' executive officers, including the Chief Executive Officer. In fulfilling these responsibilities, the Committee administers all compensation and benefit components for executive officers, including setting base salaries, establishing performance targets, determining the payment of cash incentives and setting equity awards under executive short term and long term incentive plans. The Committee was established in June 1998 at the time of the Company's initial public offering. Prior to that time, the compensation of the executive officers was administered by EDS.

   Compensation Philosophy. The Committee's compensation philosophy is that executive officers should receive competitive compensation determined by reference to (i) competitive market rates among companies with which the Company competes for talented executives and (ii) the Company's and the individual executive's performance in relation to identified targets and goals. Compensation plans and programs are intended to motivate and reward executive officers for achievement of long term goals and enhancement of stockholder value, to motivate and reward executive officers for achievement of annual performance objectives, and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

   The Committee decided that in determining compensation levels it should first evaluate executive officer compensation against independent, published survey data of comparator companies, with a key determinant being the compensation levels and pay practices in the technology industry. Different comparator groups and data sources are used to determine targeted compensation amounts for each of the three components of executive compensation to better determine then-current competitive compensation levels and practices. Overall, the Committee's policy is to provide total compensation to executive officers that is above the 50th percentile of comparator companies when the Company achieves its performance goals. Performance goals are intended to represent performance that is likewise above the 50th percentile of competitors.

   Executive Officer Compensation. The Committee has established three principal components of the Company's executive compensation structure: base salary, annual incentive compensation, and long-term incentive compensation. By allocating a significant portion of the total executive officer compensation package to annual and long-term incentive compensation, which is at-risk and varies based on Company and individual performance, the Committee seeks to tie executive officer compensation to the Company's performance and link the executive officers' goals with the interests of the Company's stockholders. In order to achieve the goal of compensating the executive officers above the 50th percentile of the comparator groups when the Company achieves its goals, the Committee has adopted the following approaches to base salary, annual incentive compensation and long-term incentive compensation.

   Base Salaries. The Committee's policy for establishing and adjusting base salaries for Company executive officers is to maintain base salaries at levels that are above the median level for executives with similar roles and responsibilities in the comparator group. The Committee considers base salaries and adjustments through a process of first identifying competitive ranges for base salaries for similar positions in the comparator group, then evaluating the responsibility, performance, experience and future potential of each executive. In 1999, the Committee increased the base salaries of the CEO and most executive officers with a view toward closing the existing gap between actual and competitive salaries. Based on comparator group information, the 1999 base salaries for most of the Company executives, including the Chief Executive Officer, remained below the median level for comparable positions in the comparator group.

   Annual Cash Incentive Bonuses. Annual incentive compensation, payable in the form of cash bonuses, reflects the Committee's policy that a significant portion of each executive officer's annual compensation be contingent upon the current performance of the Company. The Committee approved a 1999 executive bonus plan under which demanding performance goals for the Company and each executive were established by the Committee at the beginning of the fiscal year, and payments were based on the extent to which such targets were achieved. The Committee also considered the Company's performance against its major competitors. Specifically, for 1999 the Committee determined the bonus target for each executive and the maximum amount that could be payable to each executive officer. Also, the Committee established the performance objectives that had to be achieved in order for all or part of bonuses to be paid. These amounts were established consistent with the Committee's policy of compensating executive officers above median levels of the comparator group when the Company achieves performance goals established by the Committee. Generally, the 1999 cash bonus awards paid to Company executives exceeded the amounts paid by comparator companies for executives similarly situated based on the performance levels attained.

   Long Term Incentive Compensation. The Company's 1998 Incentive Plan authorized the award to directors, executive officers and other key employees of up to 1,300,000 shares of Class A Common Stock in the form of stock options, stock appreciation rights, restricted or non-restricted stock or units denominated in stock, cash awards, performance awards or any combination of the foregoing. 1,200,000 shares were available for employee awards and 100,000 shares were available for director awards. Stock options and other Company equity-based awards are designed to align the long term interests of the Company's executive officers and employees with those of its stockholders by linking compensation to increases in shareholder value. In 1998, the Board of Directors authorized the award of 710,000 Class A stock options to executive officers and key employees. During 1999, the Committee authorized the award of 413,000 Class A stock options to the ten Company executive officers under the 1998 Incentive Plan.

   The number of stock options or other equity-based awards granted to executive officers is based upon the value of long-term awards for similar roles and responsibilities of comparator group companies, level of responsibility, performance during the previous year, and expected future contributions as determined by the Committee. The Committee expects to grant stock options at an exercise price equal to the fair market value of the Company stock on the date of grant. Option shares vest over three or four-year periods. Similar to the other forms of compensation paid to executive officers, the value of stock options granted to executives in 1999 was generally lower than the value of such options granted by comparator companies.

   The Committee also takes into consideration the value of shares of restricted EDS Common Stock granted to certain executives prior to the Company's initial public offering.

   Chief Executive Officer Compensation. The process of setting and administering the compensation of the Chief Executive Officer generally takes into consideration the same factors used for other executive officers. The CEO has a higher percentage of compensation at-risk compared to other executive officers. The Committee increased the CEO's annual base salary by 43% to $300,000 annually during 1999 in order to begin moving his base salary into alignment with comparator group CEO base salaries. The 1999 base salary for the CEO was below the median base salary for comparator group CEOs. With respect to annual and long term incentive compensation, 1999 amounts were paid or awarded by the Committee in accordance with the methodology described above for other Company executive officers. The CEO was awarded a cash bonus of $450,000 for 1999. In 1999, the CEO received a grant of 115,000 options to purchase shares of the Company's Class A Common stock. In addition, he became vested in 3,200 shares of restricted EDS Common Stock previously granted to him under the EDS 1996 Incentive Plan (and predecessor plans).

   Internal Revenue Code Section 162(m) Compliance. Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation to the Chief Executive Officer and the four other most highly compensated officers in excess of $1 million per year, except that so-called "performance-based" compensation may be excluded from the $1 million limitation. The Committee intends to structure annual cash bonus awards and long term incentive grants in a manner designed to make such awards "performance-based" to the extent practicable while at the same time maintaining competitive compensation levels.

                                          Compensation Committee

                                          William P. Weber, Chairman
                                          Leo J. Thomas

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee is composed of William P. Weber and Leo J. Thomas, neither of whom are employees or current or former officers of UGS or EDS.

Stock Performance Graph

   The following graph compares the cumulative total stockholder return on Class A Common Stock since the Company's initial public offering on June 23, 1998 with the cumulative total return of the S&P 500 Stock Index and the S&P Midcap Computer Software Index.

   This graph is presented in accordance with SEC requirements. You are cautioned against drawing any conclusions from this information, as past results are not necessarily indicative of future performance. This graph in no way reflects a forecast of future financial performance.

                 Comparison of 18-Month Cumulative Total Return

                               [LINE CHART]

                             UGS COMMON     S&P          S&P MIDCAP
Label                        STOCK          500 INDEX    COMPUTER
-----                        ----------     ---------    ----------
1    6/23/98                 $100           $100         $100
2    9/30/98                 $ 66           $ 91         $ 95
3   12/31/98                 $102           $110         $179
4    3/31/99                 $125           $115         $158
5    6/30/99                 $132           $123         $160
6    9/30/99                 $190           $115         $174
7   12/31/99                 $189           $131         $336

Summary Compensation Table

   Pursuant to a reorganization consummated effective as of January 1, 1998 (the "Reorganization"), UGS became the successor to the mechanical computer-aided design, manufacturing and engineering ("MCAD") businesses of EDS. Prior to the Reorganization, all employees of the Company, including the executive officers, were compensated by EDS and participated in various EDS welfare and benefit plans, including the EDS Retirement Plan. Since the Reorganization, the executive officers and all other employees of the Company have been compensated solely by the Company. From January 1, 1999 through March 31, 1999 most of the executive officers and all other employees of the Company participated in the EDS welfare and benefit plans. On April 1, 1999, the Company transitioned to new UGS welfare and benefit plans, including new medical, dental, vision care insurance, employee stock purchase, and retirement plans.

   The following table sets forth information with respect to the compensation for the last three years of the Chief Executive Officer and each of the four other most highly compensated executive officers of UGS as of the end of 1999.

                                                                     Long Term
                                                                    Compensation
                                     Annual Compensation               Awards
                             ----------------------------------- ------------------
                                                                 Restricted Number
                                                    Other Annual   Stock      of     All Other
Name and Principal Position        Salary   Bonus   Compensation   Awards   Options Compensation
During 1999                  Year   (a)      (b)        (c)         (d)       (e)       (f)
---------------------------  ----  ------   -----   ------------ ---------- ------- ------------
John J.
 Mazzola
 President
 and Chief                   1999 $296,599 $450,000     $-0-      $   -0-   115,000   $34,923
 Executive                   1998  204,375  278,554      -0-          -0-   100,000     1,200
 Officer                     1997  170,000   60,000      204      516,750       -0-       424
Anthony J.
 Affuso
 Vice
 President,
 Products                    1999  277,592  259,000      -0-          -0-    75,000    22,475
 And                         1998  180,208  227,951      -0-          -0-    75,000     1,200
 Operations                  1997  152,500   35,000      295      215,313       -0-       295
Douglas E.                   1999  223,944  168,000      -0-          -0-    45,000     6,395
 Barnett                     1998  150,000  154,470      -0-          -0-    45,000     1,438
 (g)
 Vice
 President,
 Chief
 Financial
 Officer
 and
 Treasurer
James
 Duncan
 (h)
 Vice                        1999  210,667  166,000      -0-          -0-    30,000       -0-
 President,                  1998  167,153  172,538      -0-          -0-    40,000       -0-
 Europe                      1997  122,320  128,722      -0-      107,656       -0-       -0-
Dennis P.
 Kruse
 Vice                        1999  217,864  160,000      -0-          -0-    30,000    22,563
 President,                  1998  142,592  205,180      -0-          -0-    40,000     1,200
 Americas                    1997  118,220  128,696      -0-      107,656       -0-       -0-

--------
(a) Salary includes amounts deferred pursuant to the EDS 401(k) Plan for 1997-1999 and the UGS 401(k) Plan for 1999.
(b) Represents bonuses earned by the named executives with respect to the year indicated. Amounts for Messrs. Duncan and Kruse in 1997 include commissions or new business bonuses of $59,812 and $106,198, respectively. Amounts for Mr. Kruse in 1998 includes commissions of $144,735.
(c) For Messrs. Affuso and Mazzola, amounts represent payments in respect of taxes due on imputed interest for non-interest bearing loans.
(d) Represents awards of the following number of shares of restricted EDS Common Stock granted pursuant to the EDS 1996 Incentive Plan to the named executive officers on January 3, 1997: Mr. Mazzola, 12,000 shares; Mr. Affuso, 5,000 shares; Mr. Duncan, 2,500 shares; and Mr. Kruse, 2,500 shares. Such shares will vest ratably over each of the following 10 years subject to the achievement by EDS of performance goals. Shares which do not vest in any year due to failure to achieve such goals will vest in 2007. Dividend equivalents are paid with respect to restricted stock units in the amount and at the time of the payment of dividends of the EDS common stock. As of December 31, 1999, the number and fair market value of the aggregate units representing unvested restricted EDS Common Stock held by the named executive officers were: Mr. Mazzola, 9,600 shares, $642,600; Mr. Affuso, 8,000 shares, $535,500; Mr. Duncan, 4,500 shares, $301,219;
    and Mr. Kruse, 4,500 shares, $301,219.

(e) Represents UGS Class A Common Stock options awarded in 1998 and 1999 under the UGS 1998 Incentive Plan.
(f) The 1999 amounts include UGS' matching contributions made under the UGS 401(k) Plan as follows: Mr. Barnett, $638; Mr. Kruse, $400. The 1999 amounts include EDS' matching contributions made under the EDS 401(k) Plan as follows: Mr. Mazzola, $2,062; Mr. Affuso, $1,319; Mr. Barnett, $1,775; Mr. Kruse, $1,719. The 1999 amounts include the one-time UGS Special 401(k) Contribution: Mr. Mazzola, $16,301; Mr. Affuso, $13,833; Mr. Barnett, $3,983; Mr. Kruse, $14,480. The 1999 amounts include UGS' contribution to the Restoration Plan Accounts: Mr. Mazzola, $16,560; Mr. Affuso, $7,323, Mr. Kruse, $5,964.
(g) Mr. Barnett joined the Company on March 2, 1998.
(h) Mr. Duncan's 1998 and 1999 Salary and Bonus represent U.S. dollar equivalent calculated at the U.S. dollar--British pound sterling exchange rates on December 31, 1998 and December 31, 1999.

Option Grants In Last Fiscal Year

   The following table contains information regarding awards of stock options to the named executive officers in 1999.

                                                                   Potential Realizable Value at
                                                                   Assumed Annual Rates of Stock
                                                                   Price Appreciation for Option
                                   Individual Grants (a)                       Term
                         ----------------------------------------- ------------------------------
                                      Percent
                                        of
                                       Total
                                     Options/
                                       SARs
                          Number of   Granted  Exercise
                         Securities     to        or
                         Underlying  Employees   Base
                         Option/SARs in Fiscal  Price   Expiration
Name                     Granted (b)   Year     ($/Sh)     Date        5% ($)        10% ($)
----                     ----------- --------- -------- ---------- -------------- ---------------
John J. Mazzola.........   115,000     9.53%    14.75   4/22/2009       1,066,763      2,703,386
Anthony J. Affuso.......    75,000     6.21%    14.75   4/22/2009         695,715      1,763,078
Douglas E. Barnett......    45,000     3.73%    14.75   4/22/2009         417,429      1,057,847
James Duncan............    30,000     2.49%    14.75   4/22/2009         278,286        705,231
Dennis P. Kruse.........    30,000     2.49%    14.75   4/22/2009         278,286        705,231

--------
(a) The options become exercisable in one-third increments beginning on January 1 of 2000, 2001 and 2002. The options granted have a 10 year term from the date of grant. The Board is obligated to make proportionate adjustments in the event of any other recapitalization or capital reorganization of the Company, merger, plan of exchange affecting Company common stock, or similar reorganization. Also, the Board is authorized to issue or assume awards by means of a substitution of new awards, as appropriate, for previously issued awards or an assumption of previously issued awards in the case of a merger, consolidation, acquisition of stock or property, reorganization or liquidation.
(b) Represents UGS Class A Common Stock options.

Option Values at Fiscal Year End

   The following table presents (i) the unexercised UGS Class A Common Stock options held by each named executive officer and (ii) the value of all in-the-money options as of December 31, 1999, as if all such in-the-money options were vested and exercisable as of December 31, 1999.

                       Option Values at December 31, 1999
                       ----------------------------------
                                 Number of Shares
                              Underlying Unexercised     Value of Unexercised
                                   Options Held        In-the-Money Options (a)
                             ------------------------- -------------------------
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
John J. Mazzola.............   33,334       181,666     $433,342    $2,275,408
Anthony J. Affuso...........   25,000       125,000      325,000     1,568,750
Douglas E. Barnett..........   15,000        75,000      195,000       941,250
James Duncan................   13,334        56,666      173,342       714,158
Dennis P. Kruse.............   13,334        56,666      173,342       714,158

--------
(a) Calculated as the aggregate closing market price per share of the Company's Class A Common Stock on December 31, 1999, for the total number of in-the-money shares under option, net of the aggregate value of all option exercise proceeds.

The EDS Retirement Plan

   During the first three months of 1999, the named executive officers participated in the EDS Retirement Plan which, effective July 1, 1998, was converted from a final average pay plan to a career average pay "cash balance" plan. Benefits under the EDS Retirement Plan provide for accruals which are expressed as annual credits added to individual participant's "personal pension accounts" ("PPA"). The PPA is established with an opening balance equal to the present value of the participant's accrued benefit as of June 30, 1998, under the final average earnings formula. Annual credits under the career average pay formula are based on a participant's credited years of service together with age which are divided by 12 where the resulting quotient becomes the annual allocation percentage which is then multiplied by the participant's Earnings to determine the annual accrual amount to be credited to the participant's PPA. Participants' 1999 allocation percentage is increased for credits (i) if annual compensation in 1999 exceeded $72,600,
(ii) if they were hired or rehired by EDS at or after they were age 35 ("midcareer adjustment credits") or (iii) if they were age 43 or older on June 30, 1998 ("transition credits"). Effective April 1, 1999, all UGS employees, including the named executive officers were no longer eligible to participate in the EDS Retirement Plan and will not be credited with additional accruals. However, each Participant will continue to receive interest credits on the annual balance of their PPA, which will be earned until the earlier of the commencement of distributions or age 65. Effective April 1, 1999, the named executive officers will participate in the newly adopted Unigraphics Solutions Inc. 401(k) Plan, which is a defined contribution plan rather than a final average earnings based formula defined benefit plan.

   Additionally, EDS has established an EDS Benefit Restoration Account Plan ("EDS Restoration Plan") for certain highly paid employees whose income exceeds the maximum allowable compensation limit set forth in the Internal Revenue Code. Under the EDS Restoration Plan, EDS maintains a bookkeeping Restoration Account ("RA") reflecting EDS credits and interest credits made by EDS on behalf of a participant. Effective April 1, 1999, all United States UGS employees, including the four U.S.-based named executive officers, were no longer eligible to participate in the EDS Benefit Restoration Account Plan and will not be credited with additional accruals. However, each Participant will continue to receive interest credits on the balance of their RA, which will be earned until the earlier of the commencement of distributions or age 65.

   "Earnings" under the EDS Retirement Plan generally refer to total annual cash compensation (up to $170,000 for 1999 as limited by the Internal Revenue
Code) for services rendered to the Company and its participating subsidiaries, together with any salary reduction contributions to the EDS 401(k) Plan, and shall exclude extraordinary compensation (such as overseas living allowances, relocation allowances and benefits under any employee benefit plan, such as the UGS 1998 Incentive Plan).

   The following table indicates the estimated annual benefits payable upon retirement to the named executive officers for the specified compensation and years of service classifications under the EDS Retirement Plan. The table shows the January 1, 1999 opening account balance for each named executive which includes accruals under the previous final average earnings formula through June 30, 1998. The table provides the account credits, including applicable mid-career adjustment credits and transition credits added to each named executive's PPA and RA from January 1, 1999 through March 31, 1999. Because Mr. Barnett was not an EDS Retirement Plan participant on June 30, 1998, he had no previous accruals under the plan to convert into an opening PPA balance. Mr. Duncan is not a United States employee and consequently is not eligible to participate in the EDS Retirement Plan.

                          Total Estimated EDS
                         Retirement Plan (PPA) Total Estimated PPA                     Total Estimated
                          and EDS Restoration  and RA credits for  Total Estimated PPA  Annual Single
                         Account (RA) Balance   the period ending     and RA as of     Life Annuity at
Name                     as of January 1, 1999  December 31, 1999   December 31, 1999      age 65
----                     --------------------- ------------------- ------------------- ---------------
John J. Mazzola.........       $183,319              $78,883            $262,202           $51,101
Anthony J. Affuso.......       $203,105              $57,645            $260,750           $56,714
Douglas E. Barnett......       $  8,411              $ 8,797            $ 17,208           $ 7,173
Dennis P. Kruse.........       $109,313              $16,367            $125,680           $31,774

Employment Agreements

   Effective March 1998, the Company entered into employment agreements ("Original Employment Agreement(s)") with Messrs. Mazzola, Affuso, Barnett, Duncan and Kruse which provided for a term of two years, subject to automatic renewal unless the executive or the Company provided written notice of termination at least 60 days prior to the expiration or renewal date, as applicable, of the agreement. The Original Employment Agreement for Mr. Mazzola has been automatically renewed for one year ending February 28, 2001. The Original Employment Agreements for the other named executives have been replaced with the New Employment Agreements described below. Mr. Mazzola's Original Employment Agreement provides for a minimum annual base salary of $210,000. The Original Employment Agreement also provided for specified targeted bonuses for 1998. After 1998, specific bonus amounts or targets were not specified in the agreement. The Original Employment Agreement sets forth a specific grant of stock options to be awarded in conjunction with the Company's initial public offering, as described in the table above under "Summary Compensation Table." Subsequent stock option awards were not specified in the Original Employment Agreement, but the Compensation Committee awarded additional options in 1999 as listed in the table above under "Option Grants in the Last Fiscal Year." Additionally, Mr. Mazzola was permitted to continue vesting in any outstanding awards under certain EDS incentive plans as long as he remains an employee of UGS. If Mr. Mazzola terminates his employment with UGS for "Cause" as defined in the Original Employment Agreements, then he will be entitled to receive the equivalent of one year of his then annual salary and bonus and all unvested stock options will vest. The Original Employment Agreement also includes non-competition and non-solicitation obligations which cover the period Mr. Mazzola is employed by the Company and for twelve months thereafter.

   Updated employment agreements ("New Employment Agreements") were entered into with nine executive officers effective January 20, 2000. The nine executive officers included Messrs. Affuso, Barnett, Davidson, Desmond, Duncan, Kruse, Loss, Schenk and Walti. The New Employment Agreements have a two-year term, subject to automatic renewal unless the executive or the Company provides 60 days written notice prior to the expiration or renewal date. The New Employment Agreements for the named executive officers shown in the Summary Compensation Table provide for minimum base salaries as follows:
Mr. Affuso, $240,000; Mr. Barnett, $200,000; Mr. Duncan $210,000; and Mr.
Kruse $205,000. Salaries are subject to reductions of up to 25% of the amounts specified in the New Employment Agreements as determined by the Compensation Committee of the Board of Directors. The New Employment Agreements also provide for performance bonuses and long term incentives as determined by the Compensation Committee. Similar to the Original Employment Agreements, the New Employment Agreements state that outstanding awards under EDS stock incentive plans will continue to vest as long as such individuals remain employees of UGS. In the event the executive terminates his employment for "good reason" (as defined in the agreement) or UGS terminates the executive without cause, then such executive will be entitled to receive the equivalent of one year of his then-current annual salary plus his then-current bonus target (or 1.25 times the previous year's bonus target if at the time of termination, a bonus target had not yet been determined). In addition, the executive would be entitled to cash payments to cover certain health and welfare benefits, relocation expenses, and outplacement services. In a change of control situation, if the executive were to terminate his employment for "good reason" (as defined in the agreement) or if UGS terminates the executive without cause, the executive would be entitled to receive a severance payment equal to two times his then-current annual salary plus two times his bonus target or previous year's bonus target if a bonus target had not been established at the time of the executive's termination. The executive also would be entitled to the same other benefit entitlements as set forth above with respect to the executive's termination in a non-change of control situation. Under the New Employment Agreements, the Company's obligation to make termination payments is limited to an amount less than the excess parachute payment limit as set forth in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended. The New Employment Agreements also include non-competition and non-solicitation obligations which cover the period of employment and twelve months thereafter.

                RELATIONSHIP WITH EDS AND CERTAIN TRANSACTIONS

   The Company was formed on October 2, 1997 and, pursuant to the Reorganization, became the successor to the Unigraphics MCAD business of EDS effective as of January 1, 1998. In connection with the Reorganization and subsequent initial public offering, the Company entered into the agreements with EDS described below.

   Capital Stock. In connection with its formation on October 2, 1997, the Company issued 500 shares of common stock to EDS in consideration for a cash payment of $1,000. Effective January 1, 1998, the Company issued an additional 500 shares of common stock to EDS in consideration for the assets transferred to the Company in connection with the Reorganization. On May 21, 1998, the 1,000 shares of common stock were reclassified into 31,265,000 shares of Class B Common Stock.

   Intercompany Agreement. At the time of the Reorganization, the Company and EDS entered into an Intercompany Agreement (the "Intercompany Agreement") pursuant to which each party indemnified the other for certain obligations relating to the Reorganization. Pursuant to that agreement, the Company indemnified EDS for liabilities assumed in the Reorganization and against third party claims asserted against EDS as a result of EDS' prior ownership of assets or operation of businesses contributed to the Company and for losses arising from or in connection with the Company's lease of property from EDS. In exchange, EDS indemnified the Company for specified liabilities retained by it in the Reorganization, against third party claims against the Company relating to EDS' businesses and asserted against the Company as a result of the ownership or possession by EDS prior to the Reorganization of any asset contributed to the Company in the Reorganization.

   Management Services Agreement. The Company and EDS have entered into a Management Services Agreement dated January 1, 1998 (the "Management Services Agreement") pursuant to which EDS performs various management services for the Company, including treasury, risk management, tax and similar administrative services. The Company paid EDS approximately $6.4 million for such services in 1999. This agreement provides for the payments of fees to EDS for such services, either on a fixed price or usage basis, which fees are generally designed to approximate EDS' cost of providing the services, as well as a fixed fee equal to 0.5% of the Company's total revenues. The Management Services Agreement will expire on December 31, 2002 unless terminated earlier by either party if EDS and the Company are no longer under common control. Except for certain tax and treasury management services relating to consolidated operations or corporate policy of EDS, which the Company is required to purchase during the term of the Management Services Agreement, the Company or EDS may terminate any service on or after January 1, 2000 with prior notice of not less than five months.

   Tax Sharing Agreement. The Company and EDS have entered into a Tax Sharing Agreement dated January 1, 1998 (the "Tax Sharing Agreement") which provides for the allocation of tax liabilities during the tax periods the Company is part of consolidated federal, state and local income tax returns filed by EDS. In addition, the Tax Sharing Agreement sets out certain benefits and obligations of the Company and EDS for tax matters relating to periods before the Reorganization and for certain benefits and obligations that would affect the Company or EDS in the future if the Company ceased to be a member of EDS' consolidated group for federal income tax purposes. The Tax Sharing Agreement generally requires the Company to pay to EDS the amount of federal, state and local income taxes that the Company would have been required to pay had it and its subsidiaries filed their own tax return or returns and not been included in the EDS consolidated group. The Company is jointly and severally liable for the federal income tax of EDS and the other companies included in the consolidated return for all periods in which the Company is included in the EDS consolidated group. EDS has agreed, however, to indemnify the Company for any liability for taxes reported or required to be reported on a consolidated return. Except for certain items specified in the Tax Sharing Agreement, EDS generally retains any potential tax benefit carry forwards, and remains obligated to pay all taxes, attributable to periods before the Reorganization.

   Intercompany Credit Agreements and Intercompany Note. The Company and EDS are parties to domestic and foreign Intercompany Credit Agreements dated January 1, 1998 (the "Intercompany Credit Agreements") pursuant to which the Company is required to borrow from EDS, and EDS is required to lend to the Company, amounts required by the Company to fund its daily cash requirements. The maximum amount that the Company may borrow at any time from EDS under the Intercompany Credit Agreements is $70 million. There were no amounts outstanding under the Intercompany Credit Agreements as of December 31, 1999. Also, under the Intercompany Credit Agreements, the Company is required to lend to EDS all excess cash of the Company. The interest rate to be charged to the Company is the sum of the one-month London Interbank Offered Rate plus 0.5%. The interest rate to be charged to EDS is the one-month London Interbank Bid Rate minus 0.5%. On any business day that the Company has excess cash available, it must use that cash to repay any outstanding loans it has under the Intercompany Credit Agreements or make an advance to EDS if no loans are outstanding. The Intercompany Credit Agreements will terminate on December 31, 2002, unless earlier terminated at the election of one of the parties upon the occurrence of certain events, including the termination of the Management Services Agreement or the cessation of EDS' beneficial ownership of 50% or more of the capital stock of the Company. The net interest paid to EDS under the Intercompany Credit Agreements was $2.9 million in 1999. Total 1999 borrowings under the Intercompany Credit Agreements were approximately $34 million.

   In connection with the acquisition (the "Solid Edge Acquisition") of the MCAD business of Intergraph Corporation on March 2, 1998, the Company borrowed $107 million from EDS pursuant to the Intercompany Credit Agreements. In addition, effective March 6, 1998, the Company issued to EDS, as a dividend, a note in the principal amount of $73 million (the "Intercompany Note"). The Intercompany Note bears interest, payable semiannually, at the one-month London Interbank Bid Rate minus 0.5%, and matures on March 6, 2001. The amounts advanced by EDS to the Company under the Intercompany Credit Agreements in respect of the Solid Edge Acquisition, as well as a portion of the amount outstanding under the Intercompany Note, were repaid to EDS with the net proceeds of the Company's initial public offering and cash generated from operations. The amount outstanding under the Intercompany Note as of December 31, 1999 was $35.2 million.

   GM Subcontract. In connection with the split-off of EDS from General Motors Corporation ("GM") in June 1996, EDS entered into a Master Service Agreement (the "EDS/GM MSA") and certain related agreements pursuant to which EDS serves as GM's principal, supplier of information technology on a worldwide basis for an initial term of 10 years. The EDS/GM MSA serves as the framework for the negotiation and operation of service agreements between GM and EDS related to certain "in scope" services (as defined in the EDS/GM MSA). EDS and GM entered into a Unigraphics Software Corporate License Agreement, effective as of July 1, 1996 (the "EDS/GM Site License Agreement"), which provided for the sale of GM of a perpetual license of up to 10,000 seats of Unigraphics, including iMAN, and the provision of three years of maintenance services for such products. These products and services are "in scope" services under the EDS/GM MSA. The EDS/GM

Site License Agreement was due to expire on June 30, 1999, however, the agreement has been extended on a month-to-month basis pending renegotiation of a follow-on agreement. In connection with the Reorganization, EDS and the Company entered into a Memorandum of Understanding, effective January 1, 1998 (the "GM Subcontract"), pursuant to which the Company receives all revenues and performs EDS' obligations under the EDS/GM Site License Agreement and agrees to cooperate with EDS in providing additional products and services to GM under the EDS/GM MSA. The GM Subcontract further provides that the Company may provide directly to GM products and services that are outside of the scope of the EDS/GM MSA. This GM Subcontract with EDS will expire when the new Site License Agreement is signed. Approximately 8% of the Company's 1999 revenues was attributable to products and services provided to GM.

   Registration Rights Agreement. In connection with the Company's initial public offering, it entered into a Registration Rights Agreement with EDS (the "Registration Rights Agreement") pursuant to which EDS may demand registration under the Securities Act of 1933 of shares of the Company's capital stock held by EDS at any time. So long as EDS owns capital stock of the Company representing more than 20% of the total voting power of all classes of stock of the Company outstanding, EDS may exercise this "demand registration" at any time and on an unlimited number of occasions. Transferees of EDS (and EDS upon a reduction in its ownership to less than 20% of the voting power) may only exercise this demand registration right three times. If EDS owns less than 50% of the total voting power of all classes of stock of the Company outstanding, the Company may postpone a demand registration under certain customary circumstances. In addition, at any time prior to the tenth anniversary of the date of the Registration Rights Agreement, EDS may request the Company to include shares of the Company's capital stock held by it in any registration proposed by the Company of such capital stock under the Securities Act of 1933. The Registration Rights Agreement contains provisions regarding the pro rata payment of expenses by the Company and EDS and regarding mutual indemnification agreements for certain securities laws violations.

   Sublease Agreements. At the time of the Reorganization, the Company entered into sublease agreements with EDS covering substantially all of the real property occupied by the Company at the time of the Reorganization. The terms of such sublease agreements incorporate the financial and other material terms of EDS' lease agreements for the subject property (other than the sublease for the Company's St. Louis headquarters for which the rental rate charged to the Company was reduced to reflect then-current market rates). The Company paid to EDS annual aggregate rental payments of approximately $4.7 million in 1999 in respect of all real property leased or subleased from EDS.

            PROPOSAL 2: APPROVAL OF THE UNIGRAPHICS SOLUTIONS INC.
                              2000 INCENTIVE PLAN

   The Board of Directors has adopted the Unigraphics Solutions Inc. 2000 Incentive Plan (the "2000 Incentive Plan") and has directed that the 2000 Incentive Plan be submitted to the stockholders for approval. The 2000 Incentive Plan will become effective only if the stockholders approve the plan at the Meeting. The purpose of the 2000 Incentive Plan is to attract and retain employees of the Company and its subsidiaries, to attract and retain qualified directors, and to encourage their sense of proprietorship. The 2000 Incentive Plan provides the Company the opportunity to reward eligible employees and non-employee directors with Class A Common Stock, $.01 par value per share, of the Company ("Common Stock") through various types of incentive awards. If stockholder approval is not obtained at this Meeting, the 2000 Incentive Plan will be void and of no effect. EDS has indicated to the Company that it intends to vote its shares for approval of the 2000 Incentive Plan.

Summary of the 2000 Incentive Plan

   The full text of the 2000 Incentive Plan is set forth in Exhibit A to this Proxy Statement. The following summary of the material features of the 2000 Incentive Plan is qualified in its entirety by reference to the text of the 2000 Incentive Plan.

   The 2000 Incentive Plan, as it applies to participants who are employees but not with respect to non-employee directors, will be administered by the Compensation Committee of the Board of Directors (the "Committee"). A total of 3,000,000 shares of Common Stock have been reserved for purchase under the 2000 Incentive Plan, of which a total of 200,000 shares may be issued to non-employee directors. These shares of Common Stock may be shares acquired by the Company in an open market or privately negotiated transactions, previously acquired treasury shares, or authorized but unissued shares. Shares covered by awards that are forfeited or terminated, expire unexercised, settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by the award are not used or exchanged for non-stock awards, will again be available for awards. As of March 20, 2000, 100,307 additional shares remained available for future awards under the Company's existing stock option plans, along with any of the 1,904,502 previously awarded options which might terminate, expire or be surrendered without being exercised in full.

   The Committee is responsible for the administration of the 2000 Incentive Plan for employees and has the authority to administer the 2000 Incentive Plan and take all actions contemplated thereby and to interpret the 2000 Incentive Plan and adopt such rules and regulations as it deems necessary or proper. The Committee may in its discretion: (i) provide for the extension of the exercisability of an employee award, (ii) accelerate the vesting or exercisability of the employee award, (iii) eliminate or make less restrictive any restrictions contained in an employee award, (iv) waive any restriction or other provision of this plan or an employee award or (v) otherwise amend or modify an employee award in any manner that is either not adverse to the participant to whom such employee award was granted or consented to by such participant. The Committee may adopt subplans to the extent it deems necessary or advisable to comply with any foreign laws. Except with respect to awards to certain senior executives, the Committee is permitted to delegate its duties to the Chairman of the Board of Directors or to other senior officers of the Company.

   The Board of Directors or the Committee may amend or terminate the 2000 Incentive Plan at any time, provided that no amendment may adversely change any award previously granted under the 2000 Incentive Plan, unless such amendment or termination is consented to by the affected participant. However, stockholder approval will be required for any amendment, if required by any applicable law or rule. Notwithstanding the foregoing, the Committee is authorized to amend the 2000 Incentive Plan to the extent deemed necessary or advisable to comply with the law of foreign jurisdictions.

   All employees of the Company and its subsidiaries who hold positions of responsibility and whose performance in the judgment of the Committee can have a significant effect on the success of the Company and its subsidiaries, or whose services to the Company can be better recruited or retained through participation in the 2000 Incentive Plan are eligible for awards under the 2000 Incentive Plan. Directors who are not employees of the Company, its subsidiaries or corporations of which the Company is a subsidiary (each a "non-employee director") are also eligible to receive automatic or elective awards under the 2000 Incentive Plan. The Company is unable to determine the number of individuals who are likely to participate in the 2000 Incentive Plan; however, over 300 employees and directors participate in the Company's existing employee award plans.

   Non-qualified options ("NQOs"), incentive stock options ("ISOs"), restricted stock, stock appreciation rights ("SARs"), cash awards, stock awards and performance awards may be granted under the 2000 Incentive Plan. Employee awards may be granted singly, in combination or in tandem. Employee awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this plan or any other employee plan of the Company or its subsidiaries, including the plan of any acquired entity; provided that no option may be issued in exchange for the cancellation of an option with a lower exercise price. An employee award may provide for the grant or issuance of additional, replacement or alternative employee awards upon the occurrence of specified events, including the exercise of the original employee award granted to a participant.

   Payment of employee awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. With the approval of the Committee, payments in respect of Employee awards may be deferred, either in the form of installments or a future lump-sum payment. Rights to dividends or dividend equivalents may be extended to and made part of any employee award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for employee awards consisting of shares of Common Stock or units denominated in shares of Common Stock. At the discretion of the Committee, a participant who is an employee may be offered an election to substitute an employee award for another employee award of the same or different type.

   The exercise price per share of a NQO or ISO may not be less than the fair market value of the Common Stock at the time the award is granted. The fair market value of the Common Stock is generally the mean between the highest and lowest sales price of the Common Stock on The New York Stock Exchange on the date of grant. On March 20, 2000, the average of the highest and lowest sales price of the Common Stock on the New York Stock Exchange was $29.3750 per share. In order to obtain the shares, a participant must pay the full exercise of the award to the Company at the time of exercise, together with an amount equal to any taxes required to be withheld in connection with such exercise. The exercise price may be paid in any combination of cash and/or Common Stock or another award, valued at the fair market value of such shares on the date of exercise. The Committee will determine acceptable methods for participants who are employees to tender Common Stock or other awards, provided any stock must have been held for six months. The Committee may also establish procedures to permit the exercise of awards by use of proceeds to be received from the sale of Common Stock issuable pursuant to the award. The Committee may provide for procedures to permit the exercise or purchase of such awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an employee award. Unless otherwise provided in the applicable award agreement, in the event shares of restricted stock are tendered as consideration for the exercise of an award, a number of the shares issued upon the exercise of the award, equal to the number of shares of restricted stock used as consideration therefor, will be subject to the same restrictions as the restricted stock so submitted as well as any additional restrictions that may be imposed by the Committee.

   Performance awards will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the performance goal relates and (y) the elapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such performance goals may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets or decrease in costs. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Prior to the payment of any compensation based on the achievement of performance goals, the Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied.

   The Company has the right to deduct applicable taxes from any employee award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock owned by the holder of the employee award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares will be valued based on the fair market value on the day when tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a participant who is an employee to permit the payment of taxes required by law.

   No employee may be granted an award during any one year period which consists of: (i) NQOs, ISOs or SARs which are exercisable for more than 200,000 shares of Common Stock; (ii) awards, other than NQOs, ISOs or SARs, which are exercisable for, or payable in, more than 100,000 shares of Common Stock; or (iii) other kinds of awards having a value on the grant date in excess of $4,000,000.

   Except as permitted by the Committee and provided in the award agreement, no award constituting a derivative security may be assigned or transferred except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order.

   On the date of his or her initial election to the Board of Directors, each non-employee director (as defined above) of the Company will be automatically granted an NQO that provides for the purchase in aggregate under the 2000 Incentive Plan or any other stock plan of the Company then in effect of 3,000 shares of Common Stock. In addition, each year, each non-employee director will automatically be granted an NQO that provides for the purchase, in aggregate under this plan and any other stock plan of the Company then in effect, of 3,000 shares, or a fraction thereof as applicable, of Common Stock. In the event that a non-employee director is elected otherwise than by election at an annual meeting of stockholders of the Company, on the date of his or her election, such non-employee director will automatically be granted an NQO that provides for the purchase of a number of shares of Common Stock, in aggregate under the 2000 Incentive Plan or any other stock plan of the Company then in effect, equal to the product of (i) 3,000 and (ii) a fraction the numerator of which is the number of days between the election of such director and the next scheduled annual director award date (or, if no such date has been scheduled, the first anniversary of the immediately preceding annual director award date) and the denominator of which is 365.

   The term of the awards granted to non-employee directors will be for a period of ten years from the date of grant, notwithstanding any earlier termination of the status of the holder as a non-employee director. The purchase price of each share subject to a director option will be the fair market value on the date of grant. All awards granted to non-employee directors will become vested in increments of one-third of the total number of shares of Common Stock that are subject thereto on the first, second and third anniversaries of the date of grant. All unvested awards granted to a non-employee director will be forfeited if the non-employee director resigns from the Board without the consent of a majority of the other directors.

   In addition, a non-employee director may make an annual election to receive, in lieu of all or any portion of the director's fees he would otherwise be entitled to receive in cash during the next year (including annual retainer and meeting fees), an award that provides for the purchase of a number of shares of Common Stock, in aggregate under this plan and any other stock plan of the Company then in effect, equal to the product of (x) three times (y) a fraction the numerator of which is equal to the dollar amount of fees the non-employee director elects to forego in the next year in exchange for the award and the denominator of which is equal to the fair market value of the Common Stock on the effective date of this election.

   In the event of any subdivision or consolidation of the outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under the 2000 Incentive Plan, (ii) the number of shares of Common Stock covered by outstanding awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such awards,
(iv) the appropriate fair market value and other price determinations for such awards, (v) the number of shares of Common Stock covered by director options automatically granted pursuant to the 2000 Incentive Plan, and (vi) the limitations on the number of stock-based awards that may be made to any employee under the 2000 Incentive Plan, shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property, the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such awards, (iii) the appropriate fair market value and other price determinations for such awards,

(iv) the number of shares of Common Stock covered by director options automatically granted pursuant to the 2000 Incentive Plan, and (v) the limitations on the number of stock-based awards that may be made to any employee under the 2000 Incentive Plan, to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments are only as are necessary to maintain the proportionate interest of the holders of the awards and preserve, without exceeding, the value of the awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee is authorized to issue or assume awards by means of a substitution of new awards, as appropriate, for previously issued awards or an assumption of previously issued awards as part of such adjustment.

   The benefits or amounts that will be received by or allocated to participants, other than non-employee directors, are not presently determinable. The Committee will have discretion as to the timing, terms and amount of awards.

Federal Income Tax Consequences

   Participants will not realize any income at the time a NQO or SAR is granted, nor will the Company be entitled to a deduction at that time. Upon exercise of a NQO, a participant will recognize ordinary income (whether the exercise price is paid in cash or by the surrender of previously owned Common Stock), in an amount equal to the difference between the exercise price and the fair market value of the shares to which the NQO pertains. Upon the exercise of a SAR, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the price specified in the award agreement. In the discretion of the Committee, the participant may authorize the Company to withhold shares of stock to satisfy the participant's tax withholding liability incurred on exercise of the award. The Company will be entitled to a tax deduction in an amount of ordinary income realized by the participant.

   ISOs are intended to qualify for favorable Federal income tax treatment under Section 422 of the Internal Revenue Code. A participant will not realize any income, nor will the Company be entitled to a deduction, at the time an ISO is granted. If a participant does not dispose of the shares acquired on the exercise of an ISO within one year after the transfer of such shares to him or within two years from the date the ISO was granted to him, for Federal income tax purposes: (a) the participant will not recognize any income at the time of exercise of his ISO; (b) the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price is an item of tax preference subject to the alternative minimum tax on individuals; and (c) the difference between the exercise price and the amount realized upon the sale of the shares by the participant will be treated as long-term capital gain or loss. The Company will not be entitled to a deduction upon the exercise of an ISO. Except in the case of a disposition following the death of a participant and certain other very limited exceptions, if the stock acquired pursuant to an ISO is not held for the minimum periods described above, the excess of the fair market value of the stock at the time of exercise over the amount paid for the stock generally will be taxed as ordinary income to the participant in the year of disposition. The Company is entitled to a deduction for Federal income tax purposes at the time and in the amount of which income is taxed to the participant as ordinary income by reason of the sale of stock acquired upon the exercise of an ISO.

   Participants receiving cash awards or performance awards payable in cash will recognize income upon receipt of the cash or, if earlier, at the time such cash is otherwise made available to the participants. Participants receiving stock awards or performance awards payable in stock will recognize ordinary income, equal to the fair market value of the Common Stock received, upon receipt of the Common Stock or, if earlier, at the time such Common Stock is otherwise made available to the participants. If, in payment of a stock award or performance award payable in stock, participants receive restricted stock so that it is not transferable and is subject to a substantial risk of forfeiture when received, the participants will recognize ordinary income in an amount equal to the fair market value of the Common Stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participants make an election to be taxed on the fair market value of the Common Stock when the restricted stock is received. The Company is entitled to a deduction for Federal income tax purposes at the time and in the amount of which income is taxed to the participant as ordinary income.

   With certain exceptions, Section 162(m) of the Internal Revenue Code limits the deduction to the Company for compensation paid to the Chief Executive Officer of the Company or any one of the other four highest paid executive officers who are employed by the Company on the last day of the Company's taxable year. However, compensation paid to such individuals will not be subject to such deduction limit if it is considered "qualified performance-based compensation" (within the meaning of Section 162(m)). The Company has structured the 2000 Incentive Plan with the intention that compensation resulting from awards granted under the plan will be so qualified and deductible without regard to the limitations otherwise imposed by Section 162(m), provided that the exercise price of NQOs or SARs is at least equal to the fair market value of the Common Stock on the date of grant of such awards.

   Under certain circumstances, accelerated vesting or exercise of awards granted to the 2000 Incentive Plan participants in connection with a "Change of Control" of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the 2000 Incentive Plan participant would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

   Under current tax law, long-term capital gain will be taxable at a maximum federal rate of 20%, and short-term capital gain and ordinary income will be taxable at a maximum federal rate of 39.6%. However, the effective rate may be higher due to the phase-out of the deduction for personal exemptions and otherwise deductible expenses if adjusted gross income exceeds certain levels. Phase-outs of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Ordinary compensation income will also be subject to a Medicare tax and, under certain circumstances, a social security tax.

                                     * * *

   Approval of this proposal requires an affirmative vote of a majority of the voting power of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal. Accordingly, abstentions will have the effect of votes against these proposals and broker non-votes will be disregarded.

   The Board of Directors recommends a vote for the approval of the Unigraphics Solutions Inc. 2000 Incentive Plan.

            PROPOSAL 3: APPROVAL OF THE UNIGRAPHICS SOLUTIONS INC.
                            EXECUTIVE DEFERRAL PLAN

   The Board of Directors has adopted the Unigraphics Solutions Inc. Executive Deferral Plan (the "Deferral Plan") and has directed that the Deferral Plan be submitted to the stockholders for approval. The Deferral Plan became effective on March 15, 2000 for certain compensation earned after May 1, 2000. If approved by shareholders, the Company may issue new shares to meet any distribution requirement. If shareholder approval is not obtained, the Company will meet any distribution requirement through cash or treasury shares. The purpose of the Deferral Plan is to attract and retain competent officers, key executives and highly compensated employees of the Company and its designated subsidiaries by providing them with flexible compensation arrangements. EDS has indicated to the Company that it intends to vote its shares for approval of the Deferral Plan.

Summary of the Deferral Plan

   The full text of the Deferral Plan is set forth in Exhibit B to this Proxy Statement. The following summary of the material features of the Deferral Plan is qualified in its entirety by reference to the text of the Deferral Plan.

   The Deferral Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has the power and authority in its sole and absolute discretion to, among other things: (i) make and from time to time amend rules by which the Deferral Plan will be implemented and administered from time to time; (ii) construe and interpret the Deferral Plan, determine the application of the plan to situations where such application is unclear or disputable, resolve all questions arising under the Deferral Plan and make equitable adjustments for any mistakes or errors made in the administration of the Deferral Plan; and (iii) determine all questions arising in the administration of the Deferral Plan, including the power to determine the status of individuals as eligible employees, the rights of participants and their beneficiaries and the amount of their respective benefits. The Committee is also authorized to enforce and administer the Deferral Plan and adopt, amend, rescind such rules, regulations and forms as it may deem necessary for the proper and efficient administration of the Deferral Plan and do all other things the Committee deems necessary and desirable for the advantageous administration of the Deferral Plan. The Committee has the authority to delegate such of its powers and authorities to such person or person, with his, her, its or their consent, as the Committee may appoint.

   The Board of Directors or the Committee may amend or terminate the Deferral Plan at any time in accordance with the terms of the Deferral Plan, provided that no amendment or termination of the Deferral Plan and no amendment of any rules governing the Deferral Plan may adversely affect the right to payment of a benefit to which a participant is entitled, unless such amendment or termination of the Deferral Plan or any rules is reasonably required to comply with applicable law or to preserve the tax treatment of benefits under the Deferral Plan or is consented to by the affected participant. Following the occurrence of a Change in Control Event (as defined in the Deferral Plan), no such amendment may be made without the written consent of the Board of Directors, except if required by law.

   The Committee may determine which employees are eligible to participate in the Deferral Plan. Eligibility will be limited to a select group of management or highly compensated employees who may voluntarily elect to participate in the Deferral Plan by filing an election form with the Committee each year. Status as an eligible participant will be redetermined from time to time, at least annually. If an individual ceases for any reason to be eligible, through termination of employment or otherwise, his deferral election will terminate, and he will not again become eligible to make a deferral election until he again becomes eligible. The Committee may establish rules governing vesting and forfeitability of all or any portion of a participant's account.

   Each eligible employee will be provided an opportunity to make a deferral election with respect to such portion of his compensation as the Committee designates by rule. Deferral elections for a plan year must be filed no earlier than the date permitted by the Committee, and no later than the deferral election deadline. Deferral elections for a plan year will become irrevocable at such time as the Committee may designate by rule. An employee's deferral election automatically terminates on the date employment at the Company terminates unless the Committee otherwise provides or the date on which the employee begins receiving payments under the Company's long-term disability plan, whichever date is earlier.

   The Committee may by rule permit additional or matching credits to be made to participants' accounts, at such time and based upon such criteria as the Committee deems appropriate. The Committee will maintain an account in the name of each participant. The value of each account will be adjusted as of each valuation date to reflect the deferred compensation credited thereto, the rate of return credited (or charged) to such account, and any amounts distributed or withdrawn from such account since the most recent prior valuation date. The Committee will by rule establish and may change from time to time the rate of return to be credited or charged to participants' accounts. Such rules may, but need not, specify one or more rates of return equal to the actual rate of return on specified predetermined actual investments (whether or not assets are actually invested therein), and may, but need not, permit participants to choose among alternative rates of return for all or part of their accounts.

   Simultaneously with the employee's deferral election, each participant will elect the timing and form of distribution of his or her account, subject to such limitations and exceptions as the Committee may, by rule, require or permit. A participant may change the previously elected form of distribution only upon such terms and conditions as the Committee may establish by rule. The Committee may also, upon application of a participant, in its sole discretion, direct premature distribution of part or all of a participant's account either during employment or after employment terminates, on such basis and for such reasons as the Committee may permit. Benefits under the Deferral Plan will be paid in cash or cash equivalent from the trust or other general funds of the Company, or if the Committee so designates, in the form of a fully paid insurance or annuity contract or in Common Stock or other Company securities, valued at their fair market value at the time of payment. For this purpose, 500,000 shares of Common Stock have been reserved for delivery. Such shares may be treasury shares, or shares acquired on the open market or, subject to stockholder approval of the Deferral Plan, newly issued shares of Common Stock. In the event of any stock dividend, stock split, share combination, spin-off, reorganization, recapitalization, merger or other transaction involving the Company or its outstanding securities, the number and kind of shares of Common Stock or other securities reserved under the Deferral Plan will be adjusted by the Board of Directors, in its discretion, as it deems appropriate to reflect such transaction. In the event of the death of a participant prior to distribution of all amounts otherwise payable to the participant hereunder, the participant's beneficiary or beneficiaries will be entitled to distribution of all vested amounts credited to the participant's account, in such form as the Committee may designate by rule.

   The Company has the right to deduct applicable taxes from the amounts deferred and from any amounts payable to a participant or beneficiary and from amounts otherwise subject to any tax, and to withhold an appropriate amount of cash or a number of shares of Common Stock of a combination thereof for payment of taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of cash, shares of Common Stock or other property theretofore owned by the participant or beneficiary.

   Except as the Committee may otherwise permit by rule, no participant or beneficiary of a participant has any right to assign, pledge, hypothecate, anticipate or any way create a lien on any amounts payable under the Deferral Plan. No amounts payable under the Deferral Plan are subject to assignment or transfer or otherwise alienable, either by voluntary or involuntary act, or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process or available in any way for the debts or defaults of participants and their beneficiaries.

   Upon the first event constituting a part of the Change of Control (as defined in the Deferral Plan) the members of the Board serving immediately prior to the Change of Control event may, in their sole and absolute discretion, direct the Committee to distribute all amounts credited to the accounts of participants in a single lump sum payment to each participant, net of investment charges, surrender charges, etc. following which the Deferral Plan will terminate; no changes may be made to any rules in effect immediately prior to the Change of Control event and no new rules may be promulgated; and Deferral Plan amendments may only be made with the written consent of the Board of Directors, unless required by law.

   Under rules adopted for the Deferral Plan (the "Rules"), eligible executive employees of the Company may elect to defer up to 50% of their base salary (including performance payments), 100% of their bonus compensation and 100% of any restricted stock units that would otherwise vest in the next year under the 1998 Incentive Plan, the 1999 Broad-Based Incentive Plan, and the 2000 Incentive Plan of the Company. Deferral elections with respect to cash amounts must be made in whole percentages of at least 1% and with respect to amounts designated in shares must be made in whole shares. For plan year 2000, election forms filed by April 30, 2000 apply to salary and bonus compensation payable from May 1, 2000 through December 31, 2000, and to restricted stock units that would otherwise vest in such period. Any compensation deferred is credited to the participant's account as soon as administratively convenient after the participant would have otherwise been paid and this amount (except for deferred restricted stock units) is net of any applicable withholding for taxes. The Company may, in its discretion, withhold any amounts required to be withheld for taxes on restricted stock units from the restricted stock units, other cash compensation or such other means as the Committee may permit on a case by case basis.

   Under the Rules, the Company may credit to a participant's plan account a percentage of his or her annual salary and annual executive bonus plan payment as follows:

     1. A participant may receive a 401(k) "make-up" match of 25% of the amount of deferred compensation equal to 6% of the participant's base salary and executive bonus award that exceeds the federal compensation limits on the Company's 401(k) plan, provided the participant defers an amount at least equal to this "make-up" match and invests it in Common Stock.

     2. In addition, for a participant who invests his or her deferral in Common Stock, such participant will receive a match of 25% on the basis of the participant's base salary or executive bonus award. This match is limited to deferrals up to and including 15% of base pay and 25% of executive bonus awards. This match does not apply to any deferred restricted stock units.

   Participants must be employed by the Company and be an eligible employee on the last day of the year to receive the 401(k) "make-up" match or additional match. Company matching contributions are credited to their accounts as of that day and are net of any applicable withholding for taxes.

   Under the Rules, participants are fully vested in and have non-forfeitable rights to amounts credited to their accounts at all times except in the following situations: (i) deferred restricted stock units are subject to a restricted period during which they will be subject to forfeiture if the Committee, in its discretion, finds at any time that "cause" existed during the restricted period; (ii) a participant makes a direct withdrawal prior to termination of employment (in which case, the participant will forfeit 10% of the participant's deferred base salary, executive bonus award or restricted stock units); or (iii) a participant refuses or fails to execute a binding waiver and release on the prescribed form. In addition, a participant will forfeit both the 401(k) "make-up" match and any additional match if the Committee, in its discretion, finds at any time that "cause" exists.

   "Cause" means that a Participant has:

  . violated any of the Company's policies; or

  . directly or indirectly competed against the Company (where indirect competition could include, but not be limited to, the participant's having worked for or with others who compete against the Company or do work that the Company may otherwise have had the opportunity to compete for); or violated any material term of any non-compete or non-disclosure agreements which the participant has entered into with the Company; or

  . committed a crime or other offense; or

  . acted in a way considered adverse to the Company; or

  . has taken an action, or has omitted to act in such a way, that is considered contrary to the Company's interests.

   Under the Rules, deferrals of both restricted stock units and the company-matching contributions will be invested in Common Stock. A participant may choose to invest deferrals of any base salary or executive bonus award in either the Company Common Stock Equivalent Fund or the Fixed Income Equivalent Fund. Participants who fail to specify a fund upon filing a deferral election will have their accounts credited to the Common Stock Equivalent Fund. Because the Deferral Plan is unfunded, participant accounts will actually be credited with stock equivalent units rather than shares of Common Stock. Stock units do not have voting rights. The number of stock units credited to each participant's account will be determined based on the mean between the highest and lowest sales price per share of Common Stock on the days amounts are credited.

   For stock units maintained in a participant's account on a record date for cash dividends on the Common Stock, the Company will credit such account with stock units valued at the dollar amount of cash dividends that would have been paid to the participant if each stock unit maintained constituted one share of Common Stock. The number and kind of stock units deemed credited to the Common Stock Equivalent Fund of a participant's account is subject to equitable adjustment in the event of a stock dividend, stock split, share combination, spin-off, reorganization, recapitalization, merger or other transaction involving the Company or its outstanding securities as the Board of Directors determines to be appropriate, subject to the overall limitation on shares available under the Deferral Plan. If stockholder approval is not obtained and the Company does not elect to utilize treasury shares, or if insufficient shares remain available under the Deferral Plan, the Company may, in its discretion, pay cash in lieu of issuing treasury shares based on the fair market value of the common stock on the date of payment of benefits.

   A participant's interest in the Fixed Income Equivalent Fund will be equal to the return on the 30-year U.S. Treasury securities in effect as of the first business day in September of the prior year plus 50 basis points.

   Participants may elect to transfer any or all of the portion of their deferrals in the Fixed Income Equivalent Fund to the Common Stock Equivalent Fund for future periods no more than once in any 31-day period. Participants may not transfer their deferrals allocated to the Common Stock Equivalent Fund to the Fixed-Income Equivalent Fund.

   Distributions to participants will be made in the time and manner elected by the participant in his or her initial annual election form, which are irrevocable once the election period is over. Subject to stockholder approval or, in the Committee's discretion, the availability of treasury shares, and the availability of shares under the Deferral Plan, payment of amounts credited to the Company Common Stock Equivalent Fund will be made in the form of Company's class A common stock. If stockholder approval is not obtained and the Company does not elect to utilize treasury shares, or if insufficient shares remain available under the Deferral Plan at the time benefits under the Deferral Plan become payable, the Company may, in its discretion, pay cash in lieu of issuing treasury shares based on the fair market value of the common stock on the date of payment. For this purpose, 500,000 shares of common stock have been reserved under the Deferral Plan for delivery. Such shares may be treasury shares, or shares acquired on the open market or, subject to stockholder approval of the Deferral Plan, newly issued shares of common stock. In the event of any stock dividend, stock split, share combination, spin-off, reorganization, recapitalization, merger or other transaction involving the Company or its outstanding securities, the number and kind of shares of common stock or other securities reserved under the Deferral Plan will be adjusted by the Board of Directors, in its discretion, as it deems appropriate to reflect such transaction. Payment of amounts credited to the Fixed Income Equivalent Fund will be paid in cash.

   Under the Rules, the amount of compensation distributed upon the date of a participant's death, termination or retirement will be based on the amount in the participant's account as of such date. While employed, participants can withdraw their own personal contributions from their accounts in two ways: In-Service Distributions or through direct withdrawal.

   In-Service Distributions. Under the Rules, participants can designate base pay and bonus deferrals to be distributed to them by irrevocable election at the same time they make their deferral elections. Like their deferral elections, these designated distribution elections are irrevocable once the election period is over. For the 2000 plan year, May 1,-December 31, 2000 base pay deferrals can be designated before April 30, 2000, as an In-Service Distribution. This election and distribution does not apply to deferred executive bonus plan awards and restricted stock units earned between May 1,- December 31, 2000, though such compensation earned in subsequent plan years may be distributed pursuant to such an election.

   Unless a participant is a "covered employee" as defined by Code Section 162(m), the date that the participant will receive this designated distribution is the January of the third plan year following the plan year in which the deferral is made. If a participant is a "covered employee," the participant will receive his distribution in the January of the first plan year after the participant is no longer a "covered employee."

   The separation distribution elections (see Distributions Upon Separation below) for lump-sum or annualized payments over a period of up to five years are available for this distribution election.

   If a participant dies or terminates his service prior to the designated date of his In-Service Distribution then his initial distribution election will supercede this In-Service Distribution election.

   Direct Withdrawal. Alternatively, under the Rules, a participant can make an unplanned distribution election at any time. However, the participant will forfeit 10% of his deferred base pay, executive bonus plan award or restricted stock units (not subject to a restricted period) being distributed.

   Under the Rules, the timing of all distributions under the Deferral Plan and Rules are subject to the Company's deduction limitations under section 162(m) of the Internal Revenue Code. Distributions instituted during a "blackout" period will not be effective until the first business day following the end of the "blackout" period.

   Distributions Upon Separation. Under the Rules, if a participant ends his employment with the Company, he is entitled to receive the full value of his deferral account, including matching contributions and earnings on his account (subject to the forfeiture due to termination for cause provision). Payment of amounts credited to the Fixed Income Equivalent Fund will be paid in cash.

   If an account balance is $15,000 or less at the time of termination, a lump sum distribution will automatically be made to the participant as soon as administratively feasible following the participant's termination of employment. If an account balance is more than $15,000 at the time of termination, the normal form of payment will be a lump-sum payment made in January of the calendar year following the year in which the participant's employment ends (or, if earlier, payments under the Company's long-term disability plan begin). Alternatively, the participant may elect to receive payment in annual installments over a period of up to five years commencing in January of the calendar year following the year in which his employment ends.

   Any deferred restricted stock units subject to a restricted period which otherwise would have been distributed during the restricted period will be distributed as soon as administratively feasible after the end of the restricted period.

   Under the Rules, at any time during employment, a participant can change his election or defer his receipt of any payments to any January following the year of his termination, as long as he receives all payments by January of the fifth year following termination, but any elections made within 12 months before the date of termination will not be effective. If a distribution election is not effective because it was made within 12 months before his termination date, the prior distribution election on file, if any, will be effective.

   If a participant dies before receiving all the benefits under the Deferral Plan, the beneficiary(ies) will receive the remaining benefits in the same form of payment the participant chose, provided that if the distributee is an estate, the Company, in its sole discretion, may elect to distribute the remaining benefits in a lump sum payment. If no beneficiary form is on file, or the beneficiary(ies) die before payments are completed, payment will be made to his spouse, or to his estate if he has no spouse.

   Any distribution may be postponed until a later time if the participant is prohibited by Company policy or otherwise from acquiring or disposing of equity securities of the Company.

Federal Income Tax Consequences

   The full amount of the participant's distribution is taxable as ordinary income when received because the participant accumulated his money on a pretax basis. Because FICA taxes were paid at the time contributions were made, no FICA tax applies to the distribution, but distributions may be subject to withholding for federal, state and local income taxes.

   Compensation subject to deferral is not includable in a participant's taxable income for federal income tax purposes for the taxable year in which the amount would have been received if no deferral election had been in effect. Instead, participants will recognize as taxable income such deferred compensation in the year in which such income is actually distributed under the Deferral Plan. The Company is entitled to a deduction for Federal income tax purposes at the time and in the amount of which income is taxed to the participant as ordinary income. Additionally, participants will also be subject to a Medicare tax and, under certain circumstances, a social security tax on such compensation in the year in which the participant earned the compensation.

New Plan Benefits

   Benefits to be awarded in 2000 or in future years under the Deferral Plan are not determinable because such benefits depend upon the amount of compensation each participant elects to defer and the percentage of compensation that the Company, at its discretion, may contribute to each employee as a Company contribution. The following table sets forth the benefits or amounts that would have been allocated in 1999 to each of the Named Officers and the other persons listed below, had they elected to participate in full in the Deferral Plan in accordance with the current Rules.

                               New Plan Benefits

             Executive Deferral Plan and Rules for Plan Year 2000

                                                      Dollar       Number of
                Name and Position                    Value(a)      Shares (b)
                -----------------                 -------------- --------------
John Mazzola, President and CEO..................       $170,000          5,478
Anthony Affuso, Vice President, Products and
 Operations......................................       $140,000          4,512
Douglas Barnett, Vice President, Chief Financial
 Officer and Treasurer...........................       $110,000          3,545
James Duncan, Vice President, Europe............. Not Applicable Not Applicable
Dennis Kruse, Vice President, Americas...........       $107,500          3,464
All Current Executive Officers as a group........       $892,500         28,761

--------
(a) Represents the Company's entire obligation (both vested and non-vested component).
(b) Calculated using the fair market value of the Company's Class A Common Stock on March 24, 2000.

                                     * * *

   Approval of this proposal requires an affirmative vote of a majority of the voting power of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal. Accordingly, abstentions will have the effect of votes against these proposals and broker non-votes will be disregarded.

   The Board of Directors recommends a vote for the approval of the Unigraphics Solutions Inc. Executive Deferral Plan.

                             INDEPENDENT AUDITORS

   KPMG LLP was the auditor for the fiscal year ended December 31, 1999, and the Audit Committee intends to select KPMG LLP as auditor for the year ending December 31, 2000. A representative of KPMG LLP will be present at the meeting with the opportunity to make a statement and/or respond to appropriate questions from stockholders.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

   Under SEC rules, stockholder proposals intended to be presented at the 2001 Annual Meeting and included in the proxy materials for that meeting must be received no later than December 7, 2000. Proposals may be mailed to the Secretary of UGS, 13736 Riverport Drive, Maryland Heights, Missouri 63043. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

   Our Bylaws provide for certain procedures which stockholders must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting. Generally, the stockholder must notify the Secretary of UGS of the nomination or proposal not less than 90 days nor more than 120 days before the first anniversary of the previous years' annual meeting (or, in the event that the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, not earlier than the 120th day prior to such meeting and not later than the later of (x) the 90th day prior to such meeting and (y) the 10th day after public announcement of the date of such meeting is first made). Notwithstanding the foregoing, in the event that the number of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Company not later than the 10th day after such public announcement is first made by the Company. Under the Bylaws, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by the Company not earlier than the 120th day before such meeting and not later than the later of (x) the 90th day prior to such meeting and (y) the 10th day after public announcement of the date of such meeting is first made. In the case of special meetings of stockholders, only such business as is set forth in the notice of meeting may be conducted. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

   Such stockholders must be entitled to vote at the meeting and be holders of record at the time they furnish such notice. The notice must be delivered to the Secretary at our principal executive officers and include the name and address of the stockholder and of any beneficial owner, if any, on whose behalf the proposal or nomination is made, and the class and number of shares which are owned beneficially and of record by such stockholder and such beneficial owner. If the notice relates to a nomination for director, it must also set forth all information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC's proxy rules (including the written consent of each nominee to being named in the proxy statement as a nominee and to serving as a director, if elected). Notice of an item of business is also required to include a description of the proposed business, the reason for conducting the proposed business at the annual meeting and any material interest in such business of such stockholder and any beneficial owner, if any, on whose behalf the proposal is made. Copies of our Bylaws are available from the Secretary of UGS.

   The foregoing requirements do not apply to EDS or its affiliates prior to the date EDS ceases to be the beneficial owner of at least a majority of the voting power of the voting stock of the Company then outstanding. These Bylaw requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement.

                                   Form 10-K

   A copy of UGS' Annual Report on Form 10-K as filed with the SEC is included with this Proxy Statement. UGS will provide an additional copy of the Form 10-K to any stockholder upon written request to UGS Investor Relations, 13736 Riverport Drive, Maryland Heights, Missouri 63043.

                                          By order of the Board of Directors,

                                          J. Randall Walti
                                          Vice President, General Counsel
                                          and Secretary

April 7, 2000

                                                                      EXHIBIT A

                          UNIGRAPHICS SOLUTIONS INC.
                              2000 INCENTIVE PLAN

1. Plan.

   This Unigraphics Solutions Inc. 2000 Incentive Plan (the "Plan") has been adopted by Unigraphics Solutions Inc., a Delaware corporation (the "Company"), to be effective as of the Effective Date stated below for the purpose stated in paragraph 2 below.

2. Objectives.

   This Plan is designed to attract and retain key Employees (as hereinafter defined), to attract and retain qualified directors of the Company, to encourage the sense of proprietorship of such employees and Directors, and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3. Definitions.

   As used herein, the terms set forth below shall have the following respective meanings:

     "Annual Director Award Date" means, for each year beginning with the year that includes the Effective Date, the first business day of the month next succeeding the date upon which the annual meeting of stockholders of the Company is held in such year.

     "Authorized Officer" means the Chairman of the Board of the Company or the President of the Company (or any other senior officer of the Company to whom the Chairman of the Board or the President shall delegate the authority to execute any Award Agreement).

     "Award" means an Employee Award or a Director Award.

     "Award Agreement" means any Employee Award Agreement or Director Award Agreement.

     "Board" means the Board of Directors of the Company.

     "Cash Award" means an award denominated in cash.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

     "Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

     "Director" means an individual serving as a member of the Board.

     "Director Award" means the grant of a Director Option.

     "Director Award Agreement" means a written agreement between the Company and a Participant who is a Non-employee Director setting forth the terms, conditions and limitations applicable to a Director Award.

     "Director Options" means Nonqualified Options granted to Non-employee Directors pursuant to the applicable terms, conditions and limitations specified in paragraph 9 hereof.

     "Disability" means, with respect to a Non-employee Director, the inability to perform the duties of a Director for a continuous period of more than three months by reason of any medically determinable physical or mental impairment.

     "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

     "Effective Date" means May 19, 2000.

     "Employee" means an employee of the Company or any of its Subsidiaries or any corporation which directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of the Company which have the right to vote generally on matters submitted to a vote of the stockholders of the Company.

     "Employee Award" means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

     "Employee Award Agreement" means a written agreement between the Company and a Participant who is an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market Value" of a share of Common Stock means, as of any relevant date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if shares of Common Stock are not so listed or quoted but are traded in the over-the-counter market, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated.

     "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

     "Non-employee Director" has the meaning set forth in paragraph 4(b) hereof.

     "Nonqualified Stock Option" means an Option that is not an Incentive
  Option.

     "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

     "Participant" means an Employee or Director to whom an Award has been made under this Plan.

     "Performance Award" means an award made pursuant to this Plan to a Participant who is an Employee that is subject to the attainment of one or more Performance Goals.

     "Performance Goal" means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

     "Restricted Stock" means any Common Stock that is restricted or subject to forfeiture provisions.

     "Restriction Period" means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

     "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

     "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price (in each case, as determined by the Committee).

     "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

     "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and
  (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profit interests (whether in the form of partnership interests, membership interests or otherwise).

4. Eligibility.

   (a) Employees. Employees eligible for Employee Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries, or whose services to the Company can, in the Committee's sole determination, be better recruited or retained through participation in the Plan.

   (b) Directors. Directors eligible for Director Awards under this Plan are those who are not employees of the Company or any of its Subsidiaries or any corporation which directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of the Company which have the right to vote generally on matters submitted to a vote of the stockholders of the Company ("Non-employee Directors").

5. Common Stock Available for Awards.

   Subject to the provisions of paragraph 15 hereof, there shall be available for Awards under this Plan, granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock), an aggregate of 3,000,000 shares of Common Stock, of which an aggregate of not more than 200,000 shares shall be available for Director Awards and the remainder shall be available for Employee Awards. The number of shares of Common Stock that are the subject of Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6. Administration.

   (a) This Plan, as it applies to Participants who are Employees but not with respect to Participants who are Non-employee Directors, shall be administered by the Committee.

   (b) Subject to the provisions hereof, insofar as this Plan relates to the Employee Awards, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. Insofar as this Plan relates to Employee Awards, the Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee shall have full power and authority to create subplans under this Plan to the extent the Committee deems necessary or advisable to comply with the laws of any foreign country in connection with Employee Awards made to Employees who are residents of such country. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award, accelerate the vesting or exercisability of an Employee Award, eliminate or make less restrictive any restrictions contained in an Employee Award, waive any restriction or other provision of this Plan or an Employee Award or otherwise amend or modify an Employee Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Employee Award in the manner and to the extent the Committee deems necessary or desirable to further the purposes of the Plan. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan.

   (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

7. Delegation of Authority.

   The Committee may delegate to the Chairman of the Board and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code.

8. Employee Awards.

   (a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award may be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Employee Award is made and by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those listed in this paragraph 8(a) hereof and may be granted singly, in combination or in tandem. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that no Option may be issued in exchange for the cancellation of an Option with a lower exercise price. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement.

     (i) Stock Option. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Incentive Option shall be not less than the Fair

  Market Value of the Common Stock on the date of grant. The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option shall be not less than, but may exceed, the Fair Market Value of the Common Stock on the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

     (ii) Stock Appreciation Right. An Employee Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

     (iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

     (iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

     (v) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the elapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets or decrease in costs. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations (S) 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

   (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

     (i) no Participant may be granted, during any one-year period, Employee Awards consisting of Options or SARs that are exercisable for more than 200,000 shares of Common Stock;

     (ii) no Participant may be granted, during any one-year period, Employee Awards consisting of shares of Common Stock or units denominated in such shares (other than any Employee Awards consisting of Options or SARs) covering or relating to more than 100,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the "Stock Based Awards Limitations"); and

     (iii) no Participant may be granted Employee Awards consisting of cash or in any other form permitted under this Plan (other than Employee Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one-year period having a value determined on the date of grant in excess of $4,000,000.

9. Director Awards.

   Each Non-employee Director of the Company shall be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreement. Notwithstanding anything to the contrary contained herein, Director Awards shall not be made in any year in which a sufficient number of shares of Common Stock are not available to make such Awards under this Plan.

   (a) Automatic Director Options. On the date of his or her initial election to the Board, each Non-employee Director shall be automatically awarded a Director Option that provides for the purchase in aggregate under this Plan or any other stock plan of the Company then in effect of 3000 shares of Common Stock. In addition, on each Annual Director Award Date, each Non-employee Director shall automatically be granted a Director Option that provides for the purchase, in aggregate under this Plan or any other stock plan of the Company then in effect, of 3000 shares of Common Stock. In the event that a Non-employee Director is elected after the Effective Date otherwise than by election at an annual meeting of stockholders of the Company, on the date of his or her election, such Non-employee Director shall automatically be granted a Director Option that provides for the purchase of a number of shares of Common Stock (rounded up to the nearest whole number), in aggregate under this Plan or any other stock plan of the Company then in effect, equal to the product of (i) 3000 and (ii) a fraction the numerator of which is the number of days between the election of such Non-employee Director and the next scheduled Annual Director Award Date (or, if no such date has been scheduled, the first anniversary of the immediately preceding Annual Director Award Date) and the denominator of which is 365. Each Director Option shall have a term of ten years from the date of grant, notwithstanding any earlier termination of the status of the holder as a Non-employee Director. The purchase price of each share of Common Stock subject to a Director Option shall be equal to the Fair Market Value of the Common Stock on the date of grant. All Director Options shall vest and become exercisable in increments of one-third of the total number of shares of Common Stock that are subject thereto (rounded up to the nearest whole number) on the first and second anniversaries of the date of grant and of all remaining shares of Common Stock that are subject thereto on the third anniversary of the date of grant. All unvested Director Options shall be forfeited if the Non-employee Director resigns as a Director without the consent of a majority of the other Directors.

   (b) Elective Director Options. In addition to the Director Options automatically awarded pursuant to the immediately preceding paragraph, a Non-employee Director may make an annual election to receive, in lieu of all or any portion of the Director's fees he would otherwise be entitled to receive in cash during the next year (including both annual retainer and meeting fees), Director Options that provide for the purchase of a number of shares of Common Stock (rounded up to the nearest whole number), in aggregate under this Plan or any other stock plan of the Company then in effect, equal to the product of (x) three times (y) a fraction the numerator of which is equal to the dollar amount of fees the Non-employee Director elects to forego in the next year in exchange for Director Options and the denominator of which is equal to the Fair Market Value of the Common Stock on the effective date of the election. Each annual election made by a Non-employee Director pursuant to this paragraph 9(b), (i) shall take the form of a written document signed by such Non-employee Director and filed with the Secretary of the Company, (ii) shall designate the dollar amount of the fees the Non-employee Director elects to forego in the next year in exchange for Director Options and (iii) to the extent provided by the Committee in order to ensure that the Award of the Director Options is exempt from Section 16 by virtue of Rule 16b-3, shall be irrevocable and shall be made prior to the date as of which such Award of Director Options is to be effective. An Award of Director Options at the election of a Non-employee Director shall be effective on the next Annual Director Award Date.

   Any Award of Director Options shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by the Participant to whom the Director Options are granted and by an Authorized Officer for and on behalf of the Company.

10. Payment of Awards.

   (a) General. Payment of Employee Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Employee Award is made in the form of Restricted Stock, the Employee Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

   (b) Deferral. With the approval of the Committee, payments in respect of Employee Awards may be deferred, either in the form of installments or a future lump-sum payment. The Committee may permit selected Participants to elect to defer payment of some or all types of Employee Awards in accordance with procedures established by the Committee. Any deferred payment of an Employee Award, whether elected by the Participant or specified by the Employee Award Agreement or by the Committee, may be forfeited if and to the extent that the Employee Award Agreement so provides.

   (c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Employee Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Employee Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

   (d) Substitution of Awards. At the discretion of the Committee, a Participant who is an Employee may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type.

11. Stock Option Exercise.

   The price at which shares of Common Stock may be purchased under a Director Option shall be paid in full at the time of exercise in cash. The price at which shares of Common Stock may be purchased under an Option which is an Employee Award shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants who are Employees to tender Common Stock or other Employee Awards; provided that any Common Stock that is or was the subject of an Employee Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Employee Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefore, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

12. Tax Withholding.

   The Company shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant who is an Employee to permit the payment of taxes required by law.

13. Amendment, Modification, Suspension or Termination.

   The Board or the Compensation Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant, and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements. Notwithstanding the foregoing, the Committee is authorized to amend this Plan to the extent it deems necessary or advisable in order for the Plan to comply, qualify or be registered under the laws of any foreign jurisdiction, subject to clauses (i) and (ii) of this paragraph 13.

14. Assignability.

   Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

15. Adjustments.

   (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

   (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards,
(v) the number of shares of Common Stock covered by Director Options automatically granted pursuant to paragraph 9 hereof, and (vi) the Stock Based Awards Limitations (as defined in paragraph 8(b) hereof) shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards,
(iii) the appropriate Fair Market Value and other price determinations for such Awards, (iv) the number of shares of Common Stock covered by Director Options automatically granted pursuant to paragraph 9 hereof, and (v) the Stock Based Awards Limitations to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction, provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of a substitution of new Awards, as appropriate, for previously issued Awards or an assumption of previously issued Awards as part of such adjustment.

16. Restrictions.

   No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

17. Unfunded Plan.

   Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18. Governing Law.

   This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its choice or conflicts of laws principles.

                                                                      EXHIBIT B

                          UNIGRAPHICS SOLUTIONS INC.
                            EXECUTIVE DEFERRAL PLAN

                                   ARTICLE I

                                 INTRODUCTION

   1.1 Creation. Upon the recommendation of the Compensation Committee ("Committee") of its Board of Directors ("Board"), the Company has adopted this Unigraphics Solutions Inc. Executive Deferral Plan ("Plan"), effective March 15, 2000.

   1.2 Purpose. The objective and purpose of this Plan is to attract and retain competent officers, key executives and highly compensated employees by offering flexible compensation opportunities to officers, key executives and highly compensated employees of the Company and to offer them an opportunity to defer income to be paid at a later date. The Plan shall not constitute a "qualified plan" subject to the limitations of Section 401(a) of the Code, nor shall it constitute a "funded plan," for purposes of such requirements. This Plan shall be exempt from the participation and vesting requirements of Part 2 of Title I of ERISA, the funding requirements of Part 3 of Title I of ERISA, and the fiduciary requirements of Part 4 of Title I of ERISA by reason of the exclusions afforded plans which are unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

                                  ARTICLE II

                         DEFINITIONS AND CONSTRUCTION

   2.1 Definitions. The following words and phrases shall have the meaning set forth below, unless a different meaning is required by the context in which the word or phrase is used.

     (a) Account shall mean the bookkeeping account to which a Participant's deferred Compensation is credited, together with any earnings thereon.

     (b) Affiliate shall mean (i) a corporation that is a member of a controlled group of corporations (as determined pursuant to Section 414(b) of the Code) which includes the Company and (ii) a trade or business (whether or not incorporated) which is under common control (as determined pursuant to Section 414(c) of the Code) of the Company.

     (c) Beneficiary shall mean the person or persons designated by the Participant in a writing filed with the Committee to receive payment of the Participant's Account upon the death of the Participant.

     (d) Board shall mean the Board of Directors of the Company.

     (e) Change of Control shall mean such term as defined in the Rules immediately prior to a CIC Event; provided however, that, until changed by the Committee by Rule, "Change of Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limiting the generality of the foregoing, a Change in Control shall be deemed to have occurred (irrespective of the applicability of the initial clause of this proviso) if at any time (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding
  (i) any employee benefit plan of the Company or any Affiliate, and (ii) any entity organized, appointed or established by the Company pursuant to the terms of any such plan) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the

  Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person's attaining such percentage interest; (b) the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the whole Board thereafter; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted members of the Board (including for this purpose any new member whose election or nomination for election by the Company's stockholders was approved by at least two-thirds of the members of the whole Board then still in office who were either (1) members of the Board at the beginning of such period, (2) employees of the Company's principal shareholder, Electronic Data Systems Corporation ("EDS"), or (3) members of the Board approved by EDS) cease for any reason to constitute a majority of the whole Board. The intent of this item (c) is that for so long as EDS controls the Company through its ability to elect directors or otherwise, changes in EDS-employed or EDS-sponsored directors during any two consecutive years will not be a Change of Control under this
  Section 2.1(e).

     (f) CIC Event shall mean such term as defined in Section 6.2.

     (g) Code shall mean the Internal Revenue Code of 1986, as amended.

     (h) Company shall mean Unigraphics Solutions Inc., a Delaware corporation.

     (i) Committee shall mean the Compensation Committee of the Board, or any successor thereto. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board.

     (j) Common Stock shall mean the Class A Common Stock, par value $.01 per share, of the Company.

     (k) Compensation shall, for any period, mean such amount as the Committee may designate (which may be different amounts for different purposes under the Plan); provided that such amount shall not exceed the total earnings prior to withholding, as reportable on Internal Revenue Service Form W-2, payable to any Employee by an Employer in such period, disregarding any Deferral Election hereunder, and increased by amounts not included in income through a salary reduction election made pursuant to a cafeteria plan described in Code Section 125, or the Unigraphics 401(k) Plan.

     (l) Deferral Election shall mean the agreement between the Company or Participating Employer and an Eligible Employee pursuant to which the Eligible Employee consents to participation and the deferral of Compensation hereunder, and designates the amount of Compensation to be deferred.

     (m) Deferral Election Deadline shall mean the date the Committee designates by Rule as the last date an Eligible Employee may file a Deferral Election with the Committee for such period as the Committee may designate.

     (n) Eligible Employee shall mean an Employee of the Company or a Participating Employer whom the Committee designates as eligible to participate in the Plan. Notwithstanding the foregoing, the Committee shall permit only a select group of management or highly compensated employees to be Eligible Employees.

     (o) Employee shall mean any person employed as an employee by an Employer and on the payroll of an Employer. If a person's status as an employee is redetermined retroactively, such redetermination shall not affect participation in the Plan prior to the redetermination.

     (p) Employer shall mean the Company and Participating Employers.

     (q) ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

     (r) Fair Market Value of a share of Common Stock shall mean the fair value thereof, determined under such Rules as the Committee may establish. Unless the Committee so establishes a different meaning, Fair Market Value of a share of Common Stock shall mean as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sales reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Common Stock is not so listed or quoted but is traded in the over-the-counter market, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotations Bureau Incorporated.

     (s) Participant shall mean each Eligible Employee who has properly completed and filed a Deferral Election with the Committee.

     (t) Participating Employer shall mean any Affiliate which, with the consent of the Committee, elects to become and accepts the obligations of an Employer hereunder.

     (u) Plan shall mean this Unigraphics Solutions Inc. Executive Deferral Plan, as amended from time to time.

     (v) Plan Year shall mean the period beginning May 1, 2000 and ending December 31, 2000, and thereafter the calendar year or such other period as the Committee may designate by Rule.

     (w) Rule shall mean a determination, regulation, standard, or rule of general applicability made by the Committee or the Board.

     (x) Unigraphics 401(k) Plan shall mean the employee retirement plan intended to qualify under Code Sections 401(a) and 401(k) as established by the Company effective April 1, 1999, as amended from time-to-time, any successor to such plan, and any other plan of the Company or an Affiliate intended to qualify under Code Sections 401(a) and 401(k) as may be designated by the Committee.

     (y) Valuation Date shall mean such date (or dates) as the Committee may, in its discretion, designate; provided that there shall be at least one Valuation Date each Plan Year.

   2.2 Construction. If any provision of this Plan or any Rule is determined to be for any reason invalid or unenforceable, the remaining provisions of this Plan and the remaining Rules shall continue in full force and effect. All of the provisions of this Plan and the Rules hereunder shall be construed and enforced in accordance with the laws of the State of Delaware (other than its laws regarding choice of laws) and shall be administered according to the laws of such state, except as otherwise required by ERISA, the Code or other applicable federal law. The masculine gender, where appearing in this Plan or the Rules, shall include the feminine gender, and vice versa. The terms "delivered to the Committee" and "filed with the Committee," as used in this Plan or the Rules, shall include, respectively, delivery to and filing with a person or persons designated by the Committee for the disbursement and the receipt of administrative forms. Headings and subheadings in the Plan or the Rules are for the purpose of reference only and are not to be considered in the construction of this Plan or the Rules.

                                  ARTICLE III

                           PARTICIPATION AND VESTING

   3.1 Eligibility and Participation. An Eligible Employee who properly completes and files with the Committee a Deferral Election pursuant to which a portion of his Compensation is deferred under the Plan shall become a Participant. A Participant shall remain a Participant until his entire Account under the Plan is extinguished, through distribution or otherwise.

   3.2 Ceasing to be an Eligible Employee. Status as an Eligible Employee will be redetermined from time to time, at least annually. If an individual ceases for any reason to be an Eligible Employee, through termination employment or otherwise, his Deferral Election shall forthwith terminate, and he shall not again become eligible to make a Deferral Election until he again becomes an Eligible Employee.

   3.3 Vesting. The Committee may establish Rules governing vesting and forfeitability of all or any portion of a Participant's Account.

                                  ARTICLE IV

              DEFERRAL ELECTIONS, MATCHING CREDITS AND ACCOUNTING

   4.1 Deferral Elections. Each Eligible Employee shall be provided an opportunity to make a Deferral Election with respect to such portion of his Compensation as the Committee designates by Rule. The Committee may require or permit separate Deferral Elections to be made with respect to different elements of Compensation, and may provide that Deferral Elections shall be subject to minimum and maximum limitations on the amount deferred.

   Deferral Elections for a Plan Year shall be filed with the Committee no earlier than the date permitted by the Committee, and no later than the Deferral Election Deadline. Deferral Elections for a Plan Year shall become irrevocable at such time as the Committee may designate by Rule. A Participant's Deferral Election shall automatically terminate on his termination of employment, unless the Committee otherwise provides. The Committee shall determine the form and manner of filing the Deferral Election, which shall be by such means as the Committee shall require or permit, including, but not limited to traditional writing or electronic means.

   4.2 Additional Credits. The Committee may by Rule permit additional or matching credits to be made to Participants' Accounts, at such time and based upon such criteria as the Committee deems appropriate.

   4.3 Accounting for Deferred Compensation. The Committee shall maintain an Account in the name of each Participant. The value of each Account shall be adjusted as of each Valuation Date to reflect the deferred Compensation credited thereto, the rate of return credited (or charged) to such Account, and any amounts distributed or withdrawn from such Account since the most recent prior Valuation Date. In the sole discretion of the Committee, one or more sub-Accounts may be established for each Participant to facilitate recordkeeping convenience and accuracy.

   Establishment and maintenance of Accounts hereunder shall not be construed as giving any person any interest in assets of the Company or an Affiliate, or a right to payment other than as provided hereunder. An Account shall be maintained until all amounts credited to such Account have been withdrawn, distributed, forfeited, or otherwise extinguished in accordance with the terms and provisions of this Plan.

   4.4 Rates of Return. The Committee shall by Rule establish and may change from time to time the rate of return to be credited or charged to Participants' Accounts. Such Rules may, but need not, specify one or more rates of return equal to the actual rate of return on specified predetermined actual investments (whether or not assets are actually invested therein), and may, but need not, permit Participants to choose among alternative rates of return for all or part of their Accounts.

                                   ARTICLE V

                           DISTRIBUTION OF BENEFITS

   5.1 Time and Form of Distribution. Simultaneously with the initial Deferral Election, a Participant shall elect on a form permitted by and delivered to the Committee, the timing and form of distribution of his Account, subject to such limitations and exceptions as the Committee may, by Rule, require or permit. The Committee may, by Rule, change the timing and forms of payment available hereunder. In establishing or changing such Rules, the Committee shall take into account constructive receipt considerations.

   5.2 Changes in Distribution Options. A Participant may change the previously elected form of distribution only upon such terms and conditions as the Committee may establish by Rule.

   5.3 Early Distributions. The Committee, upon application of a Participant, in its sole discretion, may direct premature distribution of part or all of a Participant's Account either during employment or after employment terminates, on such basis or for such reasons as the Committee may permit.

   5.4 Committee Discretion to Distribute. The Committee may establish Rules requiring distribution of all or any part of a Participant's Account to be made earlier or later than the time elected by the Participant pursuant to
Section 5.1, 5.2, or 5.3.

   5.5 Form of Payment. All benefits under this Plan shall be paid by negotiable check or other cash equivalent from the trust (if any) or other general funds of the Employer, or if the Committee so designates, in the form of a fully paid insurance or annuity contract or in Common Stock or other Employer securities, valued at their Fair Market Value at the time of payment. For this purpose, 500,000 shares of Common Stock are reserved for delivery hereunder. Such shares may be newly issued shares, treasury shares, or shares acquired on the open market. In the event of any stock dividend, stock split, share combination, spin-off, reorganization, recapitalization, merger or other transaction involving the Company or its outstanding securities, the number and kind of shares of Common Stock or other securities reserved under this Plan shall be adjusted by the Board, in its discretion, as the Board deems appropriate to reflect such transaction.

   5.6 Death of a Participant. In the event of the death of a Participant prior to distribution of all amounts otherwise payable to the Participant hereunder, the Participant's Beneficiary or Beneficiaries shall be entitled to distribution of all vested amounts credited to the Participant's Account, in such form as the Committee may designate by Rule. Each Participant may designate a Beneficiary or Beneficiaries to receive payment of his benefits under this Plan in the event of his death, and may revoke or change such designation, in accordance with such procedures as the Committee shall promulgate. Unless the Committee otherwise provides, a Participant may revoke his designation of Beneficiary (without the consent of any Beneficiary) and make a new designation of Beneficiary by filing a new form with the Committee. A properly completed and executed change in a designation of Beneficiary, unless the Committee provides to the contrary, shall take effect immediately upon being filed with the Committee during the Participant's lifetime. If upon a Participant's death no valid designation of Beneficiary is on file with the Committee, or if a Beneficiary dies before payments are completed and there are no living contingent or successive Beneficiaries, then, unless the Committee establishes a different Rule, any remaining payments under this Plan shall be made (1) to the Participant's surviving spouse, if any, or (2) if there is no surviving spouse, then to the Participant's estate.

   5.7 Withholding. A Participant's Employer or the Company shall have the right to deduct applicable taxes (including, but not limited to FICA) from amounts deferred pursuant to an Eligible Employee's Deferral Election and from any amounts payable hereunder to a Participant or Beneficiary and from amounts otherwise subject to any tax, and to withhold an appropriate amount of cash or a number of shares of Common Stock or a combination thereof for payment of taxes or to take such other action as may be necessary in the opinion of the Employer or the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of cash, shares of Common Stock, or other property theretofore owned by the Participant or Beneficiary.

   5.8 Facility of Payment. In the event any distribution is payable under this Plan to a minor or other individual who is legally, physically or mentally incompetent to receive such payment, the Committee in its sole discretion shall pay such benefits to one or more of the following persons:

     (a) Directly to such minor or other person;

     (b) To the legal guardian or conservator of such minor or other person;

     (c) To the spouse, parent, brother, sister, child or other relative of such minor or other person for the use of such minor or other person; or

     (d) To such other person as the Committee deems appropriate.

   The Committee shall not be required to see to the application of any distribution so made to any of such persons, but the receipt therefore shall be a full discharge of the liability of the Plan, the Committee, the Employers, and the trustee (if any) to such minor or other person.

   5.9 Waiver and Release. The Committee may condition the payment of some or all benefits hereunder on the Participant's entering into a binding release and waiver in such form as the Committee shall permit.

                                  ARTICLE VI

                              PAYMENT LIMITATIONS

   6.1 Assignment. Except as the Committee may otherwise permit by Rule, no Participant or Beneficiary of a Participant shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien on any amounts payable hereunder. No amounts payable hereunder shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act, or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Participants and their Beneficiaries.

   6.2 Change of Control. Upon the first event constituting a part of the Change of Control ("CIC Event"):

     (a) the members of the Board serving immediately prior to the CIC Event may, in their sole and absolute discretion, direct the Committee to distribute all amounts credited to the Accounts of Participants in a single lump sum payment to each Participant, net of investment charges, surrender charges, etc. following which the Plan shall terminate;

     (b) no changes shall be made to any Rules in effect immediately prior to the CIC Event and no new Rules shall be promulgated; and

     (c) Plan amendments shall be subject to the last sentence of Section
  10.1 (Amendment and Termination).

                                  ARTICLE VII

                             FUNDING AND EXPENSES

   7.1 Funding. Benefits under this Plan shall be funded solely by the Company and its Affiliates. Benefits hereunder shall constitute an unfunded general obligation of each Participant's respective Employer. In the event a Participant has been employed by more than one Employer, benefits hereunder shall constitute an unfunded general obligation of the Participant's most recent Employer. All payments under this Plan shall be deemed made by the Participant's Employer from general assets available to all unsecured creditors of the Employer in the event of its insolvency. Each Participant has merely the status of a general unsecured creditor of his Employer.

   Notwithstanding the foregoing, the Company and the Employers may, but need not create for purposes of this Plan a trust of the type commonly referred to as a "rabbi" trust, which may, but need not, be in substantial conformity to the terms of the model trust published by the Internal Revenue Service in Rev. Proc. 92-64 or any successor thereto. The Employer may transfer assets to the trustee of such trust to hold and to make distributions under this Plan on behalf of the Employers. The assets so held in trust shall remain the general assets of the Employers, which are the grantors under the trust. The rights of Participants and their Beneficiaries under this Plan and the trust shall be exclusively unsecured contractual rights. No Participant or Beneficiary shall have any right, title or interest whatsoever in the trust.

   7.2 Creditor Status. A Participant and his Beneficiary or Beneficiaries shall be general creditors of the Participant's Employer with respect to the payment of any benefit under this Plan, unless such benefits are provided under a contract of insurance or an annuity contract that has been delivered to the Participant, in which case the Participant and his Beneficiary or Beneficiaries shall look to the insurance carrier or annuity provider for payment, and not to the Employer or any Affiliate. The Employer's or Affiliate's obligation for such benefit shall be discharged by the purchase and delivery of such annuity or insurance contract.

   7.3 Expenses. The expenses of administering the Plan shall be borne by the Employers, provided that, prior to a CIC Event, the Committee may direct that assets of the trust, if any, shall be applied to pay such expenses.

                                 ARTICLE VIII

                                ADMINISTRATION

   8.1 Committee. Except for rights and powers expressly reserved to the Board or the Company, the Plan will be administered by the Committee.

   8.2 Committee Powers. The Committee shall have the power and authority in its sole and absolute discretion:

     (a) To make and from time to time amend Rules by which the Plan will be implemented and administered from time to time, which Rules shall be binding on the Employers and all Participants and their Beneficiaries, even though they may apply retroactively to Participants whose employment has terminated;

     (b) To construe and interpret the Plan, determine the application of the Plan to situations where such application is unclear or disputable, to resolve all questions arising under the Plan (including questions of fact) and make equitable adjustments for any mistakes or errors made in the administration of the Plan; provided that individual exceptions to Rules shall not be permitted;

     (c) To determine all questions arising in the administration of the Plan, including the power to determine the status of individuals as Eligible Employees, the rights of Participants and their beneficiaries and the amount of their respective benefits and such determination, interpretation or other action shall be final and binding for all purposes and upon all persons;

     (d) To adopt, amend and rescind such rules (including Rules), regulations and forms as it may deem necessary for the proper and efficient administration of the Plan consistent with its purposes, which rules may permit case-by-case determinations;

     (e) To enforce and administer the Plan in accordance with its terms and the rules, regulations and forms it adopts; to appoint a plan administrator and to delegate to the plan administrator such administrative duties as the Committee shall deem appropriate;

     (f) To take such action and establish such procedures as it deems necessary or appropriate to coordinate deferrals and benefits under this Plan and any other plan;

     (g) To select, monitor and prospectively change the rates of return to be credited under the Plan;

     (h) To take such action and establish such procedures as it deems necessary or appropriate to implement Participant elections and designations of rates of return, and to coordinate the Employers' actions, if any, taken to reduce or eliminate the Employers' exposure to market fluctuations;

     (i) To direct the appropriate person to make payments from the Plan;

     (j) To employ such counsel, auditors, actuaries, or other specialists (who may be counsel, auditors, actuaries or other specialists for the Company) and to engage such clerical or other services to the extent such services are not provided by the Company;

     (k) To maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law, and to communicate the terms of the Plan and any material amendments thereto to the Eligible Employees and Participants;

     (l) To delegate such of its powers and authorities (including the power and authority to delegate) to such person or persons, with his, her, its or their consent, as the Committee may appoint; and

     (m) To do all other things the Committee deems necessary or desirable for the advantageous administration of the Plan and to make the Plan fully effective in accordance with its terms and intent.

   8.2 Claims for Benefits. In the event that a Participant or Beneficiary claims to be eligible for benefits, or claims any rights hereunder, he must complete and submit such claims forms and supporting documentation as shall be required by the Committee, in its sole discretion. The Committee shall, by Rule, establish procedures (including appeals) for considering and deciding claims.

   8.3 Receipt and Release of Necessary Information. In implementing the terms of this Plan, the Committee may, without the consent of or notice to any person, release to or obtain from any other organization or person any information, with respect to any person, which the Committee deems to be necessary for such purposes. Any Participant or Beneficiary claiming benefits under this Plan shall furnish to the Committee such information as may be necessary to determine eligibility for and amount of benefit, as a condition of claiming and receiving such benefit.

   8.4 Overpayment and Underpayment of Benefits. The Committee may adopt, in its sole discretion, whatever rules, procedures and accounting practices are appropriate in providing for the collection of any overpayment of benefits. If a Participant or Beneficiary receives an underpayment of benefits, the Committee shall direct that immediate payment be made to make up for the underpayment. If an overpayment is made to a Participant or Beneficiary, for whatever reason, the Committee may, in its sole discretion, withhold payment of any further benefits under the Plan until the overpayment has been collected or may require repayment of benefits paid under this Plan without regard to further benefits to which the Participant or Beneficiary may be entitled.

                                  ARTICLE IX

                      OTHER BENEFIT PLANS OF THE COMPANY

   9.1 Other Plans. Nothing contained in this Plan shall prevent a Participant prior to his death, or his Beneficiary after his death, from receiving, in addition to any payments provided for under this Plan, any payments provided for under any other plan or benefit program of an Employer, or which would otherwise be payable or distributable to the Participant or Beneficiary under any plan or policy of an Employer or otherwise. Nothing in this Plan shall be construed as preventing the Company or any Affiliate from establishing any other or different plans providing for current or deferred compensation for employees. Benefits provided under this Plan shall not constitute earnings or compensation for purposes of determining contributions or benefits under any plan of the Company intended to "qualify" under Section 401 of the Code, unless specifically provided otherwise in such plan.

                                   ARTICLE X

                     AMENDMENT AND TERMINATION OF THE PLAN

   10.1 Amendment and Termination. The Committee may amend or terminate this Plan at any time and in its sole discretion, by (and only by) written resolution. Any such amendment or termination shall be binding on the Employers and all Participants and their Beneficiaries, even though it may be retroactive and applicable to Participants whose employment by the Company or an Employer has terminated. The Committee may amend any Rule at any time. However, no amendment or termination of the Plan and no amendment of a Rule shall adversely affect the right of a Participant to payment of a benefit to which the Participant would be entitled (then or thereafter) under the terms of the Plan if the Participant's employment terminated immediately before the adoption of such amendment or termination of the Plan or Rule, unless such amendment or termination of the Plan or amendment of the Rule in the reasonable judgment of the Committee is required to comply with applicable law or to preserve the tax treatment of benefits under this Plan for the Employers or for the Participant, or is consented to by the affected Participant. Following the occurrence of a CIC Event, no amendment of the Plan or of any Rule may be made without the written consent of the Board, except for amendments necessary to comply with applicable law.

   10.1 Continuation. The Company intends to continue this Plan indefinitely, but nevertheless assumes no contractual obligation beyond the promise to pay the benefits described in this Plan to its Employees.

                                  ARTICLE XI

                                 MISCELLANEOUS

   11.1 No Reduction of Employer Rights. Nothing contained in this Plan shall be construed as a contract of employment between the Company or any Affiliate and an employee, or as a right of any person to be continued in the employment of the Company or any Affiliate, or as a limitation of the right of the Company or an Affiliate to discharge any of its employees, with or without cause.

   11.2 Indemnification. The Company hereby indemnifies each member of the Committee and each employee who is delegated responsibilities under the Plan against any and all liabilities and expenses, including attorney's fees, actually and reasonably incurred by them in connection with any threatened, pending or completed legal action or judicial or administrative proceeding to which they may be a party, or may be threatened to be made a party, by reason of membership on such Committee or due to a delegation of responsibilities, except with regard to any matters as to which they shall be adjudged in such action or proceeding to be liable for gross negligence or willful misconduct in connection therewith.

   11.3 Successors. All obligations of an Employer under this Plan shall be binding on any successor to such Employer, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Employer.

                          UNIGRAPHICS SOLUTIONS INC.

                         PROXY/VOTING INSTRUCTION CARD


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
       UNIGRAPHICS SOLUTIONS INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                ON MAY 19, 2000

     The undersigned hereby authorizes Jeffrey M. Heller and John J. Mazzola, and each or any of them with the power to appoint his substitute, to vote as a Proxy for the undersigned at the Annual Meeting of Stockholders to be held at the Sheraton Plaza Tower Hotel, 900 West Port Plaza, St. Louis, MO 63146, on May 19, 2000 at 11:00 AM, Central Time, or any adjournment or postponement thereof, the number of Class A and Class B Common shares which the undersigned would be entitled to vote if personally present. The Proxies shall vote subject to the directions indicated on the reverse side of this card, and Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The Proxies will vote as the Board of Directors recommends where the undersigned does not specify a choice.

     This card also constitutes your voting instructions to the Vanguard Fiduciary Trust Company ("Vanguard") for shares held in the UGS 401(k) Plan ("Plan"), and the undersigned hereby authorizes the trustees of the Plan to vote the shares held in the undersigned's accounts. All voting instructions from Plan participants will be kept confidential. If the Plan participant fails to sign or to return a card, the shares allocated to such participant will be voted in accordance with the pro rata participants who did provide instructions, unless such participants otherwise elect not to have his or her directions so apply.

     All instructions must be received prior to May 15, 2000 in order to be counted.


Address Change/Comments:
                        -----------------

-----------------------------------------

-----------------------------------------


(IF YOU HAVE WRITTEN IN THE ABOVE SPACE, PLEASE       UNIGRAPHICS SOLUTIONS INC.
MARK THE BOXES FOR "COMMENTS/CHANGE OF ADDRESS"       P.O. BOX 11200
ON THE REVERSE SIDE OF THIS CARD SO THAT YOUR         NEW YORK, NY 10203-0200
COMMENTS CAN BE DIRECTED TO THE APPROPRIATE
GROUP FOR REVIEW.)

(CONTINUED, AND PLEASE SIGN ON REVERSE SIDE.)

DETACH PROXY CARD HERE

[  ]
(THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" ITEMS 1, 2 AND 3.)

1.  Election of Directors  FOR  [  ]     WITHHOLD   [  ]     *EXCEPTIONS  [  ]
                           ALL           AUTHORITY
                           NOMINEES      TO VOTE FOR
                           LISTED        ALL NOMINEES
                           BELOW         LISTED BELOW

Nominees: 01-Richard L. deNey     02-J. Davis Hamlin        03-William P. Weber

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the "Exceptions" box and write the nominee's name(s) in the space provided below.)

*EXCEPTIONS
           ------------------------------------


2.  Approval of the Unigraphics Solutions Inc. 2000 Incentive Plan.
    FOR                 AGAINST:                ABSTAIN:
       ----------               ----------              ----------

3.  Approval of the Unigraphics Solutions Executive Deferral Plan.

    FOR                 AGAINST:                ABSTAIN:
       ----------               ----------              ----------

This proxy will be voted as specified. If no specification is made, this proxy will be voted for Proposal 1, Proposal 2 and Proposal 3 and in the discretion of the proxies upon such other business as may properly come before this meeting and any adjournments or postponements thereof.

Please sign exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign. If stock is owned in joint names, all should sign.

                                       Dated:
                                             -----------------------------------

                                       Signature:
                                                 -------------------------------

                                       Signature:
                                                 -------------------------------


(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)